SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT



                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         December 14, 1995


                    BEDFORD PROPERTY INVESTORS, INC.
         (Exact name of Registrant as specified in its charter)



Maryland                      1-12222                            68-0306514
(State or other              (Commission                   (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
incorporation)



           270 Lafayette Circle, Lafayette, California  94549
                (Address of principal executive offices)


Registrant telephone number, including area code:            (510) 283-8910

Item 2.  Acquisition or Disposition of Assets

     On December 14, 1995, Bedford Property Investors, Inc. (the Company ) completed the acquisition of fourteen properties totaling
1,037,000 rentable square feet located in Maplewood, Minnesota; Denver and Colorado Springs, Colorado; South San Francisco and Fremont, California; and Beaverton, Oregon. The properties were purchased from the Landsing Pacific Fund, Inc., a real estate investment trust (REIT) based in San Mateo, CA for approximately $50 million. The acquisition was financed with $3,000,000 cash (the remaining portion of the net cash proceeds from the sale on September 18, 1995 of its Series A Convertible Preferred Stock), borrowings of $42,700,000 under the Bank of America's credit facility and a $3,000,000 letter of credit due and payable in one year from the date of issuance. Prior to the execution of the Purchase and Sale Agreement dated as of October 19, 1995, by and between Landsing and the Company for the acquisition of the Landsing properties, the Company and Landsing had no material relationship. Martin I. Zankel, a director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and President of Landsing. Mr. Zankel is also a shareholder in the Company and in Landsing. Mr. Zankel did not participate in the acquisition of the Landsing properties on behalf of the Company.

Item 7. Financial Statement and Exhibits

     (A)  Financial Statements
        Required financial information disclosures with respect to the acquisition of the Landsing properties will be filed by amendment to this Form 8-K within sixty (60) days of the date of this report.

     (B)  Pro forma Financial Information
        Required pro forma financial information disclosures with respect to the acquisition of the Landsing Pacific Fund properties will be filed by amendment to this Form 8-K within sixty (60) days of the date of this report.

     (C)  Exhibit and Exhibit Index

        2.1 Purchase and Sale Agreement dated as of October 19,1995, by and between Landsing Pacific Fund, Inc., a Maryland corporation ("Seller"), and Bedford Property Investors, Inc., a Maryland corporation ("Buyer"), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 15, 1995, Second Amendment to Purchase and Sale Agreement dated November 21, 1995, Third Amendment to Purchase Agreement dated December 14, 1995 and by letter agreements dated November 15, 1995, November 17, 1995, November 20, 1995, November 22, November 28, 1995, December 4, 1995, December 5, 1995 and December 6, 1995.

        99.1 Press Release regarding the acquisition of the Landsing Pacific Fund properties


                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    BEDFORD PROPERTY INVESTORS, INC.



                    By: /s/ Donald A. Lorenz
                       Donald A. Lorenz
                       Executive Vice President and
                       Chief Financial Officer


Date:  December 27, 1995

                               EXHIBIT 2.1







                        PURCHASE AND SALE AGREEMENT

                                  Between


                       LANDSING PACIFIC FUND, INC.,
                          a Maryland corporation
                                as Seller,



                                    and



                    BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation,
                                 as Buyer



                       Dated as of October 19, 1995.

                             TABLE OF CONTENTS


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.   PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . .  1
          1.1  Properties. . . . . . . . . . . . . . . . . . . . . . . .  1
          1.2  Exclusion of Nohr Plaza . . . . . . . . . . . . . . . . .  2
          1.3  Plan of Liquidation.. . . . . . . . . . . . . . . . . . .  3
          1.4  No General Assumption of Liabilities. . . . . . . . . . .  3
     2.   PURCHASE PRICE.. . . . . . . . . . . . . . . . . . . . . . . .  3
          2.1  Earnest Money . . . . . . . . . . . . . . . . . . . . . .  3
          2.2  Cash at Closing.. . . . . . . . . . . . . . . . . . . . .  4
          2.3  Seller Financing. . . . . . . . . . . . . . . . . . . . .  4
          2.4  Termination Fees/Liquidated Damages.. . . . . . . . . . .  4
          2.5  Approximation of Square Footage.. . . . . . . . . . . . .  6
          2.6  Allocation of Purchase Price. . . . . . . . . . . . . . .  7
     3.   TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          3.1  Review of Title.. . . . . . . . . . . . . . . . . . . . .  7
          3.2  New Title Exceptions. . . . . . . . . . . . . . . . . . .  8
          3.3  Conditions of Title.. . . . . . . . . . . . . . . . . . .  8
          3.4  Title Insurance.. . . . . . . . . . . . . . . . . . . . .  9
     4.   DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . .  9
          4.1  Due Diligence Period. . . . . . . . . . . . . . . . . . .  9
          4.2  Delivery of Materials.. . . . . . . . . . . . . . . . . . 10
          4.3  Inspections/Interviews. . . . . . . . . . . . . . . . . . 10
          4.4  Limitations on Buyer's Inspection/Interview
               Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 11
          4.5  Confidentiality.. . . . . . . . . . . . . . . . . . . . . 12
          4.6  Conditions of Property/
               "As Is" Sale. . . . . . . . . . . . . . . . . . . . . . . 14
          4.7  Assumption of Contracts.. . . . . . . . . . . . . . . . . 15
          4.8  Estoppel Certificates.. . . . . . . . . . . . . . . . . . 16
          4.9  Local Law Disclosure. . . . . . . . . . . . . . . . . . . 16
     5.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          5.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . 16
          5.2  Transactions at Closing.. . . . . . . . . . . . . . . . . 17
          5.3  Costs and Expenses. . . . . . . . . . . . . . . . . . . . 21
          5.4  Allocation of Closing Costs.. . . . . . . . . . . . . . . 22
          5.5   Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . 22
     6.   CLOSING ADJUSTMENTS AND PRORATIONS.. . . . . . . . . . . . . . 22
          6.1  Lease Rentals . . . . . . . . . . . . . . . . . . . . . . 22
          6.2  Security Deposits . . . . . . . . . . . . . . . . . . . . 23
          6.3  Real Estate Taxes.. . . . . . . . . . . . . . . . . . . . 23
          6.4  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . 23
          6.5  Utilities.. . . . . . . . . . . . . . . . . . . . . . . . 23
          6.6  Contracts/Loans.. . . . . . . . . . . . . . . . . . . . . 23
          6.7  Calculations for Closing. . . . . . . . . . . . . . . . . 23
          6.8  Payment With Interest.. . . . . . . . . . . . . . . . . . 24
     7.   REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . 24
          7.1  Representations or Warranties by Seller.  . . . . . . . . 24
               (1)  Litigation . . . . . . . . . . . . . . . . . . . . . 25
               (2)  Compliance with Laws.. . . . . . . . . . . . . . . . 25
               (3)  Environmental. . . . . . . . . . . . . . . . . . . . 25
               (4)  Foreign Person . . . . . . . . . . . . . . . . . . . 25
               (5)  Public Improvements. . . . . . . . . . . . . . . . . 25
               (6)  Condemnation.. . . . . . . . . . . . . . . . . . . . 26
               (7)  Construction Contracts.. . . . . . . . . . . . . . . 26
               (8)  Labor Contracts. . . . . . . . . . . . . . . . . . . 26
               (9)  Solvency.. . . . . . . . . . . . . . . . . . . . . . 26
               (10) No Defaults. . . . . . . . . . . . . . . . . . . . . 26
               (11) Property   Commissions.. . . . . . . . . . . . . . . 27
               (12) No Wells.. . . . . . . . . . . . . . . . . . . . . . 27
          7.2  Buyer's Representations and Warranties. . . . . . . . . . 27
          7.3  Subsequent Changes in Conditions. . . . . . . . . . . . . 27
     8.   CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . 28
          8.1  Seller's Conditions.. . . . . . . . . . . . . . . . . . . 28
          8.2  Buyer's Conditions. . . . . . . . . . . . . . . . . . . . 29
          8.3  Failure of Condition.   . . . . . . . . . . . . . . . . . 30
     9.   DAMAGE OR DESTRUCTION OF THE PROPERTIES;
          CONDEMNATION.. . . . . . . . . . . . . . . . . . . . . . . . . 31
          9.1  Damage or Destruction of the Properties.  . . . . . . . . 31
          9.2  Condemnation. . . . . . . . . . . . . . . . . . . . . . . 32
          9.3  Arbitration.. . . . . . . . . . . . . . . . . . . . . . . 33
     10.  COMMISSIONS, EXPENSES AND CREDITS. . . . . . . . . . . . . . . 33
     11.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     12.  CROSS-INDEMNITIES. . . . . . . . . . . . . . . . . . . . . . . 34
          12.1 Seller Indemnity. . . . . . . . . . . . . . . . . . . . . 34
          12.2 Buyer Indemnity.. . . . . . . . . . . . . . . . . . . . . 34
          12.3 Claims Procedure. . . . . . . . . . . . . . . . . . . . . 35
     13.  MAINTENANCE OF THE PROPERTY. . . . . . . . . . . . . . . . . . 36
     14.  NEW CONTRACTS AFFECTING
          THE PROPERTIES.  . . . . . . . . . . . . . . . . . . . . . . . 36
          14.1 Consent to New Contracts. . . . . . . . . . . . . . . . . 36
          14.2 Proration of New Contract Costs.. . . . . . . . . . . . . 36
     15.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 37
          15.1 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
          15.2 Attorneys' Fees.. . . . . . . . . . . . . . . . . . . . . 37
          15.3 No Waiver.. . . . . . . . . . . . . . . . . . . . . . . . 37
          15.4 Entire Agreement. . . . . . . . . . . . . . . . . . . . . 37
          15.5 Survival. . . . . . . . . . . . . . . . . . . . . . . . . 37
          15.6 Successors. . . . . . . . . . . . . . . . . . . . . . . . 38
          15.7 Assignment. . . . . . . . . . . . . . . . . . . . . . . . 38
          15.8 Governing Law.. . . . . . . . . . . . . . . . . . . . . . 38
          15.9 Review by Counsel.. . . . . . . . . . . . . . . . . . . . 38
          15.10  Public Announcement of Sale . . . . . . . . . . . . . . 38
          15.11  Not Recordable. . . . . . . . . . . . . . . . . . . . . 38
          15.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . 38
          15.13  Further Assurances. . . . . . . . . . . . . . . . . . . 38
          15.14  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . 39
          15.15  No Third Party
                 Beneficiaries . . . . . . . . . . . . . . . . . . . . . 39
          15.16  Exhibits and Schedules. . . . . . . . . . . . . . . . . 39
     16.  LIMITATION ON SELLER'S
          LIABILITY.   . . . . . . . . . . . . . . . . . . . . . . . . . 39
          16.1   Limits on Seller's
                 Liability.. . . . . . . . . . . . . . . . . . . . . . . 39
          16.2   Initial Claims
                 Cut-Off.. . . . . . . . . . . . . . . . . . . . . . . . 40
          16.3   Final Claims Cut-Off. . . . . . . . . . . . . . . . . . 40
          16.4   Survival. . . . . . . . . . . . . . . . . . . . . . . . 41
          16.5   Arbitration.. . . . . . . . . . . . . . . . . . . . . . 41
     17.  RESERVE FUND.. . . . . . . . . . . . . . . . . . . . . . . . . 42
          17.1   Establishing Reserve
                 Fund. . . . . . . . . . . . . . . . . . . . . . . . . . 42
          17.2   Reduction of Reserve
                 Fund. . . . . . . . . . . . . . . . . . . . . . . . . . 42
          17.3   Statements of
                 Withdrawals.. . . . . . . . . . . . . . . . . . . . . . 43
          17.4   Security Interest.. . . . . . . . . . . . . . . . . . . 43
          17.5   Disputes Concerning
                 Reserve Fund. . . . . . . . . . . . . . . . . . . . . . 43



                        PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of October 19, 1995 by and between LANDSING PACIFIC FUND, INC., a
Maryland corporation ("Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Buyer").


                                 RECITALS


     A. Seller is the owner of the Properties, as defined in Section
1.1 below. The Properties consist of those fifteen real properties having the street addresses and/or common names and containing the approximate square feet of floor area as listed on Exhibit A attached hereto, together with related tangible and intangible personal property. The Properties collectively contain approximately 1,049,103 square feet of floor area.

     B. Seller desires to sell, convey and assign, and Buyer desires to purchase, accept and assume, the Properties subject to the terms and conditions of this Agreement.


                                 AGREEMENT


     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

     1.   PURCHASE AND SALE.

          1.1 Properties. Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase, accept and assume from Seller on the Closing Date (as defined in Section 5.1 below) the following (each, a "Property" and collectively the "Properties"):

               (a) the parcels of land that are legally described on Exhibit A-1 attached hereto, together with any and all rights, privileges and easements appurtenant to such lands which are owned by Seller (each, a "Real Property" and collectively, the "Real
Properties");

               (b) all buildings located on the Real Properties, the street addresses and/or commonly used names of which are listed on Exhibit A attached hereto, and all right, title and interest of Seller in and to all other improvements and fixtures located on the Real Properties, including any apparatus, equipment and appliances affixed thereto and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, or other services thereto (collectively, the "Improvements");

               (c) all right, title and interest of Seller in and to the tangible personal property described on Exhibit B attached hereto and all additional tangible personal property that is acquired by Seller following the date of this Agreement and is used in the ownership, operation or use of the Real Properties and Improvements (collectively, the "Tangible Property");

               (d) all right, title and interest of Seller in and to any contracts which Buyer elects to have assigned to it in accordance with Section 4.7 below (collectively, the "Assumed
Contracts");

               (e) all right, title and interest of Seller in and to any and all consents, authorizations, variances, certificates of occupancy, licenses, permits and approvals (governmental or otherwise) held by Seller and relating exclusively to the occupancy or use of the Real Properties and/or the Improvements, any and all existing guaranties and warranties held by Seller and given by third parties with respect to the Real Properties, the Improvements and/or the Tangible Property, plans and specifications for the Real Properties and Improvements, rent rolls and financial and other books and records (subject, however, to the exclusions described in Section 5.2(e)(iv) below) and any other intangible personal property owned by Seller and used in connection with the use and operation of the Real Properties, the Improvements and/or the Tangible Properties including, without limitation, all trade names (collectively, the "Intangible Property"); and

               (f) all of Seller's interest as lessor in the leases and occupancy agreements that affect the Real Properties and more particularly described on Exhibit C attached hereto and all other leases and occupancy agreements that are entered into by Seller after the date of this Agreement that affect the Real Properties (collectively the "Leases").

     For convenience of reference, the Properties may be referred to in this Agreement by their common street address or name as contained on Exhibit A attached hereto.

          1.2 Exclusion of Nohr Plaza. Seller may, at any time prior to the Closing, remove Nohr Plaza as one of the Properties being sold to Buyer. If Seller elects to remove Nohr Plaza as a Property,
(i) it shall provide written notice thereof to Buyer and Escrow Holder, (ii) the Purchase Price set forth in Section 2 below (but not the cash owing by Buyer at Closing pursuant to Section 2.2 below) shall be reduced by an amount equal to Nine Hundred Thousand Dollars ($900,000), and (iii) Buyer shall have no obligation to deliver at Closing the promissory note and the deed of trust described in Section
2.3 below.

          1.3 Plan of Liquidation. Buyer acknowledges that the transactions contemplated by this Agreement constitute part of a plan of liquidation by Seller. Upon the consummation of the transactions contemplated by this Agreement, Seller anticipates that all or substantially all of the proceeds from these transactions will be used to satisfy Seller's then-outstanding liabilities, to wind up Seller's affairs and to make distributions to Seller's shareholders.

          1.4  No General Assumption of Liabilities.   Buyer is not
assuming any obligations or liabilities that arise out of or relate to Seller's ownership, use and operation of the Properties prior to the Closing Date (the "Excluded Liabilities").

     2. PURCHASE PRICE. Buyer shall pay as the total purchase price for the Properties (the "Purchase Price") the sum of Fifty Million Seven Hundred Sixty-One Thousand Seven Hundred Eighty Dollars ($50,761,780), subject to decrease as provided in Section 2.3 below. The Purchase Price shall be paid in the following manner:

          2.1 Earnest Money. Buyer has already deposited cash in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") with First American Title Guaranty Company, at its office at 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596 (the "Escrow Holder") in Escrow No. 764966. The Deposit, any other amounts deposited in Escrow and all interest earned thereon shall hereinafter collectively be referred to as the "Earnest Money Deposit" or "Deposit". By signing a copy of this fully executed Agreement and delivering the copy bearing Escrow Holder's signature to Seller and Buyer, Escrow Holder agrees to accept the escrow created by this Agreement, to comply with the terms and conditions of this Agreement as they relate to the Escrow and to fully and timely fulfill the obligations of Escrow Holder under this Agreement. Seller and Escrow Holder agree that until Buyer waives the Due Diligence Conditions (as defined in Section 4.1 below), Buyer may at any time request in writing that Escrow Holder release the Earnest Money Deposit to Buyer. Upon Escrow Holder's receipt of such request, Seller does hereby instruct Escrow Holder to immediately release, and Escrow Holder agrees to immediately release, the Earnest Money Deposit to Buyer, and the parties agree that this Agreement shall terminate and neither party shall have any further obligations under this Agreement except for the Surviving Obligations (as defined in Section 2.4(c) below). Escrow Holder acknowledges that additional escrow instructions may be provided to it by Seller and Buyer and that Escrow Holder shall be bound to observe such additional escrow instructions, provided that they are signed by both Seller and Buyer. Escrow Holder shall place the Deposit in an interest bearing account and shall hold the Deposit and all interest accrued thereon in escrow, subject to the terms of this Agreement, as an earnest money deposit towards the Purchase Price. At the Close of Escrow (defined in Section 5.1 below), the Earnest Money Deposit shall be applied against the Purchase Price.

          2.2 Cash at Closing. Prior to the Close of Escrow, Forty-Nine Million Eight Hundred Sixty-One Thousand Seven Hundred Eighty Dollars ($49,861,780.00), less the amount of the Earnest Money Deposit, in immediately available U.S. funds shall be deposited by Buyer in Escrow, which amount shall be subject to increase or decrease due to the effect of the prorations made in Section 6 below. Buyer shall deposit such funds by federal wire transfer with Escrow Holder in time sufficient, as determined by Escrow Holder, to close the transaction contemplated by this Agreement on the scheduled Closing Date.

          2.3 Seller Financing. Provided that Nohr Plaza is sold to Buyer at the Closing, Buyer shall, at the Closing, execute and deliver to Escrow a promissory note in the original principal amount of Nine Hundred Thousand Dollars ($900,000) in exactly the form of note attached hereto as Exhibit K (the "Note"). Repayment of the Note shall be secured by a deed of trust in the form attached hereto as Exhibit L that encumbers Nohr Plaza (the "Deed of Trust"). The Deed of Trust shall be in a first lien priority, subject only to the following exceptions to title as shown on Preliminary Title Report No. 501410 dated April 21, 1995 and issued by Escrow Holder: 1, 2, 3, 5, 6, 7 and 8, as well as all matters created by or through Seller. It shall be a condition to Seller's obligation to close that Escrow Holder provide Seller with an ALTA 1970 lender's policy of title insurance that insures the first lien priority of the Deed of Trust, subject only to the foregoing title exceptions (the "Nohr Title Policy"). If Seller removes Nohr Plaza as a Property prior to the Closing pursuant to Section 1.2 above, then, at the Closing, the Purchase Price shall be reduced by an amount equal to Nine Hundred Thousand Dollars ($900,000), Buyer shall have no obligation to deliver the Note and the Deed of Trust, and Escrow Holder shall have no obligation to issue the Nohr Title Policy.

          2.4  Termination Fees/Liquidated Damages.

          (a) Once Buyer waives the Due Diligence Conditions, if this transaction should fail to close for any reason other than an uncured default by Seller, an Approved Termination Event (as hereafter defined), Buyer's Board of Directors disapproving this transaction, provided that such disapproval is made on or before November 30, 1995, the failure of one of the conditions specified in Sections 8.2(a) through 8.2(i) or an election by Seller to terminate this Agreement as provided in Section 2.4(b) below, then Buyer shall immediately pay to Seller a termination fee in the amount of Five Hundred Thousand Dollars ($500,000) ("Buyer's Termination Fee"), this Agreement shall terminate and neither party shall have any further obligations to the other except for the Surviving Obligations (as defined in Section 2.4(c) below). If this transaction should so fail to close, Escrow Agent is directed to immediately release the Earnest Money Deposit to Seller as partial payment of the Buyer's Termination Fee and Buyer shall, on the date this transaction should so fail to close, immediately pay to Seller the balance of the Buyer's Termination Fee (equal to the difference between the Earnest Money Deposit and $500,000). Any portion of the Buyer's Termination Fee that is not paid when due shall bear interest at the lesser of (i) the reference rate as announced by Bank of America from time to time plus four percent (4%), or (ii) the highest interest rate allowable by law (the "Interest Rate"). An "Approved Termination Event" means the failure of this transaction to close due to the inability of Seller to cause a Disapproved Matter to be removed by the Closing and the election of Buyer to terminate this Agreement, as provided in Sections 3.1 and 3.2 below, or the termination of this Agreement in its entirety due to a casualty or condemnation that affects one or more of the Properties, as provided in Section 9 below.

          (b) If Seller is unable to obtain the approval of its stockholders to the proposal set forth in that certain Proxy Statement dated September 15, 1995 issued by Seller and that certain Supplemental Proxy Information dated September 29, 1995 issued by Seller (collectively, the "Proxy") on or before November 8, 1995 or if there should occur an Outside Delay (as defined in Section 8.1(f)) that Seller does not Attempt to Remove (as defined in Section 8.1(f)), then, provided that Buyer is not then in default under this Agreement and this Agreement has not otherwise terminated, Seller shall immediately pay to Buyer a termination fee in the amount of One Hundred Thousand Dollars ($100,000), this Agreement shall terminate and neither party shall have any further obligations to the other except for the Surviving Obligations. If Seller elects to terminate this Agreement for any other reason (including if Seller Attempts to Remove an Outside Delay but is unsuccessful in its efforts), then, except for the termination of this Agreement in its entirety due to a casualty or condemnation that affects one or more of the Properties, as provided in Section 9 below or the failure of the conditions contained in Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(g), and provided that Buyer is not then in default under this Agreement, Seller shall immediately pay to Buyer a termination fee equal to Five Hundred Thousand Dollars ($500,000), this Agreement shall terminate and neither party shall have any further obligations to the other except for the Surviving Obligations. The termination fees owing by Seller under this Section 2.4(b) shall be referred to as the "Seller's Termination Fee", with the amount of Seller's Termination Fee being either $100,000 or $500,000, depending on whether Seller's obligation to pay such fee arises from Seller's inability to obtain stockholder approval by November 8, 1995 or due to the occurrence of an Outside Delay that Seller does not Attempt to Remove (in which case Seller's Termination Fee is equal to $100,000) or from some other cause specified in this Section 2.4(b) (in which case Seller's Termination Fee is equal to $500,000). Any portion of the Seller's Termination Fee that is not paid when due shall bear interest at the Interest Rate. Notwithstanding anything to the contrary contained in this
Section 2.4(b), if there should occur an Outside Delay, Seller may, in its sole discretion, elect to terminate this Agreement, pay the $100,000 Seller's Termination Fee and thereafter Attempt to Remove the Outside Delay even though this Agreement has been so terminated.

          (c)  SELLER AND BUYER AGREE THAT THE BUYER'S TERMINATION
FEE AND THE SELLER'S TERMINATION FEE (THE "LIQUIDATED DAMAGES") ARE INTENDED TO COMPENSATE AND SHALL COMPENSATE SELLER OR BUYER, AS APPROPRIATE, FOR ALL DAMAGES THAT SELLER OR BUYER WOULD SUFFER SHOULD SELLER OR BUYER (THE "DEFAULTING PARTY") FAIL TO CLOSE THIS TRANSACTION. THE PARTIES AGREE THAT IN LIGHT OF THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE NON-DEFAULTING PARTY'S ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN IF THE DEFAULTING PARTY FAILS TO CLOSE THIS TRANSACTION AND THE LIQUIDATED DAMAGES IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES THE NON-DEFAULTING PARTY WOULD SUFFER. THE PAYMENT OF THE LIQUIDATED DAMAGES TO THE NON-DEFAULTING PARTY IS TO COMPENSATE THE NON-DEFAULTING PARTY FOR SUCH DAMAGES, AND IS NOT A PENALTY. THE NON-DEFAULTING PARTY'S SOLE REMEDY SHOULD THE DEFAULTING PARTY FAIL TO CLOSE THIS TRANSACTION SHALL BE THE RECEIPT OF THE LIQUIDATED DAMAGES, EXCEPT THAT BOTH THE DEFAULTING PARTY AND THE NON-DEFAULTING PARTY SHALL HAVE THE RIGHTS AND OBLIGATIONS CREATED UNDER THIS SECTION 2.4 AND UNDER SECTIONS 4.4, 4.5, 4.6, 5.2(c), 6, 7, 10, 12, 14, 15.2, 15.5 (SUBJECT, HOWEVER, TO
THE LIMITATIONS CONTAINED IN SECTIONS 16.2 AND 16.3), 15.6, 15.8, 15.9, 15.10, 15.13, 15.14, 16 and 17 (THE "SURVIVING OBLIGATIONS") AND
THE SURVIVING OBLIGATIONS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. THE NON-DEFAULTING PARTY SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHT, TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR ANY OTHER REMEDY AVAILABLE AT LAW OR IN EQUITY, EXCEPT FOR RIGHTS AND REMEDIES TO ENFORCE THE SURVIVING OBLIGATIONS. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION AND THEIR WAIVER OF OTHER REMEDIES (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) BUT EXCLUDING RIGHTS AND REMEDIES TO ENFORCE THE SURVIVING OBLIGATIONS BY INITIALING THIS PARAGRAPH AS FOLLOWS:

SELLER:  _______JMM________        BUYER:  _______DL_________

          2.5 Approximation of Square Footage. Buyer acknowledges that the square footage of floor area attributed to the Properties in this Agreement are only approximations and may not represent the actual square footage of the Properties. Buyer agrees that there shall be no adjustment in the Purchase Price if the actual square footage of any Property should vary from the approximations contained in this Agreement.

          2.6 Allocation of Purchase Price. Subject to Seller's written approval, which shall not be unreasonably withheld, Buyer shall allocate the Purchase Price among the Properties in a manner consistent with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and any comparable applicable state tax provision. Such allocation shall be set forth on an IRS Form 8594. The allocation shall be binding on Seller and Buyer for purposes of allocating the Purchase Price for Federal, state and local franchise, corporate income and sales tax purposes. Buyer and Seller shall file IRS Forms 8594 and comparable forms under state and local tax laws consistent with such allocation.

     3.   TITLE.

          3.1  Review of Title.

          (a) Buyer shall have until 5:00 PM on November 15, 1995 (the "Title Date") to review the condition of title to the Real Properties and Improvements. By no later than the Title Date, Buyer shall notify Seller and Escrow Holder in writing of those items or matters that affect the condition of title to the Real Properties and Improvements that are not acceptable to Buyer and must be removed from title prior to or concurrently with the Closing (the "Disapproved Matters"). All other matters affecting title to the Real Properties and Improvements shall, except as provided in Section 3.2 below, constitute "Approved Title Exceptions." Seller shall then have five
(5) business days to inform Buyer and Escrow Holder in writing whether it shall cause to be removed by the Closing, at Seller's sole cost and expense, any Disapproved Matters. For the purposes of this Agreement, a Disapproved Matter will be deemed "removed" if the title company that issues the owner's title policy for the Property affected by the Disapproved Matter will not show the Disapproved Matter as an exception to title on such owner's title policy or if the title company will endorse over the Disapproved Matter by an endorsement that is reasonably satisfactory to Buyer and any lender that is financing Buyer's purchase of the Properties.

          (b) If Seller notifies Buyer of its intention to remove a Disapproved Matter, then the Disapproved Matter shall be deemed to have been removed as of the date Seller gives such written notification. If Seller elects to remove less than all of the Disapproved Matters, then, within five (5) business days after Buyer receives Seller's notice as to which Disapproved Matters will be removed, Buyer may either (i) terminate this Agreement due to a failure of the Due Diligence Conditions (as defined in Section 4.1 below), or (ii) proceed with the Closing notwithstanding the presence of the Disapproved Matters that will not be removed and Seller shall have no liability to Buyer with respect to such Disapproved Matters. If Seller has agreed to cause a Disapproved Matter to be removed by the Closing and the Disapproved Matter is in fact not removed at the Closing, then Buyer may either (x) terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and neither party shall have any liabilities to the other arising out of this Agreement except for the Surviving Obligations and except for Seller's obligation to pay the $500,000 Seller's Termination Fee, or (y) proceed with the Closing notwithstanding the presence of the Disapproved Matter and Seller shall have no liability to Buyer with respect to the Disapproved Matter.

          3.2 New Title Exceptions. If at any time after the Title Date any party hereto becomes aware of a lien, encumbrance, interest or other exception to title that (i) did not exist as of the end of the Title Date, or (ii) as to any Real Property, did not show as an exception to title on the preliminary title report (or downdate thereof) for such Real Property prepared by Escrow Holder and delivered to Buyer prior to the expiration of the Due Diligence Period and would not be disclosed by an ALTA survey of such Real Property, then, provided that such new lien, encumbrance, interest or other exception was not caused, created or permitted by the act or omission of Buyer or an affiliate of Buyer (a "New Exception"), the party discovering such New Exception shall immediately disclose to the other parties the existence and nature of the New Exception. If Buyer objects to a New Exception, it must provide written notice of such objection to Seller within five (5) business days after the written notice disclosing such New Exception was received by Buyer (or if Buyer was the party to discover the New Exception, then Buyer must disclose such objection concurrently when Buyer delivers the written notice disclosing such New Exception to the other parties). The failure of Buyer to object to a New Exception as provided in this
Section 3.2 shall be deemed to constitute Buyer's approval of the New Exception. If Buyer should object to a New Exception, then such New Exception shall constitute a Disapproved Matter and shall be subject to the same procedures for Disapproved Matters as set forth in Section
3.1 above, except that if the New Exception was caused, created or permitted by Seller or an affiliate of Seller, then Seller shall be required to remove the Disapproved Matter by the Closing.

     3.3 Conditions of Title. Title to the Real Properties shall be delivered to Buyer and Buyer agrees to accept such title by grant deed (or their equivalent with respect to Properties located outside
California), in the form provided by Section 5.2(a)(i), subject to all of the following (the "Permitted Exceptions"):

               (a) zoning and building regulations, insurance and rating codes and regulations and any other laws, codes, regulations or ordinances affecting the Properties or their uses adopted by any authority having jurisdiction over the Properties and their respective uses;

               (b)  the Approved Title Matters;

               (c) any other liens, encumbrances, interests or other exceptions to title approved by Buyer, or which Buyer has been deemed to have approved, pursuant to Section 3.2;


               (d) the Leases;

               (e) such state of facts as would be disclosed by a visual physical inspection of the Properties; and

               (f)  any matters created by or through Buyer.

          3.4 Title Insurance. At Close of Escrow, Escrow Holder shall issue to Buyer for each Real Property and the Improvements thereon an ALTA Owner's form policy of title insurance, each in the form that is customarily issued in the state where each Real Property is located, insuring that fee simple title to the Real Properties and the Improvements thereon is vested in Buyer subject to the Permitted Exceptions and to such other matters as may be reasonably acceptable to Buyer (each, a "Title Policy" and collectively, the "Title Policies"). The amount of insurance provided under each Title Policy shall be agreed on between Seller, Buyer and the applicable title insurer prior to the Closing, provided that in no event will the total amount of insurance provided by all of the Title Policies exceed the Purchase Price.

     4.   DUE DILIGENCE.

          4.1 Due Diligence Period. Commencing on the date of this Agreement and continuing until 5:00 pm on November 15, 1995 (such period of time being the "Due Diligence Period"), Buyer shall have the right to review the condition of title to the Properties as provided in Section 3 above, to review the materials described in Section 4.2 below, to conduct the inspections and studies described in Section 4.3 below, to otherwise satisfy itself as to the desirability of the Properties for Buyer's intended purposes and to determine if the acquisition of the Properties will cause Buyer to fail to satisfy the requirements of Sections 856(c)(2), (3) and (5) of the Code (collectively, the "Due Diligence Conditions"). Seller agrees to exercise good faith and diligent efforts to assist Buyer in its review and satisfaction of the Due Diligence Conditions, provided that Seller shall not be obligated to incur any third party cost or expense in
connection with such efforts.    The Due Diligence Conditions will
only be deemed satisfied or waived if Buyer affirmatively approves or waives such conditions in a writing delivered to Seller and Escrow Holder prior to the expiration of the Due Diligence Period. If Buyer fails to respond in writing by the expiration of the Due Diligence Period as to whether the Due Diligence Conditions have been satisfied, waived or remain unsatisfied, then all Due Diligence Conditions shall be deemed to have not been satisfied and (i) this Agreement shall terminate, (ii) Buyer shall instruct the Escrow Holder to immediately release the Earnest Money Deposit to Buyer, and (iii) neither party shall have any further liability to the other under this Agreement except for the Surviving Obligations.

          4.2  Delivery of Materials.   From the date of this
Agreement through the Closing Date, Seller shall provide to Buyer and/or make available for Buyer's inspection at Seller's office the following materials concerning the Properties for Buyer's review:

     (a) a copy of rent rolls, receivables agings, payment histories, profit and loss statements and other financial information for each of the Properties to the extent such materials are in Seller's possession or control;

     (b) a copy of environmental assessments for each of the Properties described on Schedule 1 attached hereto ("Environmental Assessments");

     (c) a copy of each of the Leases described on Exhibit C attached hereto;

     (d) Preliminary title reports for each of the Real Properties as more particularly described on Schedule 2 attached hereto (the "Preliminary Reports"), a copy of each of the documents listed as an exception in the Preliminary Reports, and surveys for some (but not all) of the Real Properties and Improvements as more particularly described on Schedule 3 attached hereto (the "Surveys"); and

       (e) such other information that Buyer may reasonably request that relates to the Properties and that is in Seller's possession or control, including, without limitation, information relating to zoning and occupancy compliance.

Buyer acknowledges that Seller did not prepare the Preliminary
Reports, Surveys or Environmental Assessments, that Seller makes no representation or warranty as to the accuracy or thoroughness of such materials, and that Buyer shall have no recourse against Seller or its officers, directors or agents with respect to any inaccuracy or omission contained in the Preliminary Reports, Surveys or Environmental Assessments.

     4.3 Inspections/Interviews. Subject to the provisions of the Leases, Seller hereby grants and authorizes Buyer and its authorized agents (i) with a revocable license to enter the Properties during normal business hours for the purpose of inspecting the same and, subject to Section 4.4 below, conducting such tests as Buyer shall deem reasonably necessary to evaluate the condition of the Properties;
(ii) the right to interview tenants at the Properties ; (iii) the right to investigate the status or validity of governmental licenses, permits and approvals held by Seller and relating to the use, occupancy or zoning of the Real Properties and/or the Improvements,
(iv) the right to review and copy all Contracts, Leases, correspondence, records and other written materials held by Seller in its offices, at the Property sites or by Seller's third party property managers at their respective offices that relate to the ownership, use and operation of the Properties (collectively, the "Records"), and (v) the right to interview Seller's third party property managers for the Properties and have access to all Records located at their offices during the normal business hours of Seller's third party property managers. Buyer shall give Seller at least twenty-four (24) hours prior notice of Buyer's desire for access to the Properties located in California or to Seller's office and at least forty-eight (48) hours prior notice for access to Properties located outside California or to the offices of Seller's third party property managers, and Buyer shall also provide Seller with the names of all of Buyer's employees, contractors and agents who will be present at any such locations.

          4.4 Limitations on Buyer's Inspection/Interview Rights. Inspections of the Properties by Buyer and its agents shall not allow for or permit physical penetrations or intrusive testing of any of the Improvements or the Real Properties without Seller's prior written consent in each instance, which consent shall not be unreasonably withheld. Moreover, all inspections shall be subject to the terms of applicable Leases and shall be conducted in such a manner so as not to interfere with any tenant's quiet enjoyment of the Property, take place in accordance with a schedule preapproved by Seller (as reasonably established by Buyer and Seller), and be observed by Seller or its designee at Seller's election. Buyer agrees that when it reviews and copies Records, it shall make reasonable efforts to minimize the disruption caused to Seller's and its third party property managers' normal business operations. Buyer shall be responsible for, and agrees to reimburse Seller, its officers, directors and agents, and each of their respective successors and assigns (the "Seller Parties"), and indemnify, defend and hold the Seller Parties harmless from and against, any liability, claim, demand, loss or damage (including, without limitation, attorneys' fees and court costs) threatened against or incurred by a Seller Party by reason of Buyer's (and its agents') inspection activities and due diligence review of the Properties. If this transaction does not close for any reason, copies of all third-party due diligence materials and reports pertaining to the Properties prepared for Buyer or delivered to Buyer shall be promptly delivered and returned to Seller without representation, warranty or liability on the part of Buyer. Buyer's obligation to deliver to Seller a copy of all third party reports prepared for Buyer shall be subject to any limitations as to the use or distribution of such reports imposed by the consultants that prepared the reports, provided that such limitations are similar to those customarily imposed by consultants in the same field as are Buyer's consultants. Seller shall have the right to make such reports available to third parties, provided Seller shall provide in delivering such reports that such reports are being delivered without representation or warranty and that the original addressee of such report expressly disclaims any liability for the contents thereof. Buyer shall immediately and at its sole cost and expense repair and restore any damage caused to the Properties by Buyer or its agents' inspection of or testing concerning the Properties. In the event that the Closing should fail to occur for any reason whatever, Buyer's obligations under this Section 4.4 shall survive the termination of this Agreement until such obligations have been fully performed and approved by Seller in writing.

          4.5  Confidentiality.

     (a) Buyer acknowledges that Seller owns certain confidential, nonpublic, and/or proprietary information with respect to Seller's ownership, use and operation of the Properties and that Buyer shall obtain copies of or have access to such information in connection with its due diligence investigation concerning the Properties. This confidential, nonpublic and/or proprietary information includes, but is not limited to, information encompassed in strategic and operational plans; budgets; reports; marketing and sales information; financial information and projections; cost and pricing information; tenant lists; real estate market data and all other concepts or ideas in or reasonably related to the business of Seller or the Properties (the "Evaluation Material"). Buyer further acknowledges that Seller has expended substantial sums in developing the Evaluation Material, and the value of the Evaluation Material depends on its not being disclosed to competitors or potential competitors; it is therefore necessary for Seller to protect the Evaluation Material by holding it secret and confidential.

     (b) As a condition to the Evaluation Material being furnished to Buyer and its directors, officers, partners, employees, agents, advisors, attorneys, accountants, consultants, bankers, and financial advisors (collectively "Representatives") under this Agreement, Buyer agrees to treat the Evaluation Material in accordance with the provisions of this Section 4.5 and to take or abstain from taking certain other actions hereinafter set forth.

     (c)  The Evaluation Material shall not include information that:
(i) is or becomes publicly available other than as a result of acts by Buyer in breach of this Section 4.5; (ii) is in Buyer's possession before disclosure by Seller or is independently derived by Buyer without the aid, application, or use of the Evaluation Material; (iii) is disclosed to Buyer by a third party on a nonconfidential basis; or
(iv) counsel for Buyer advises must be disclosed by law.

     (d) Buyer and its Representatives shall exercise diligence to maintain the confidential, secret and/or proprietary character of all Evaluation Material and shall use the Evaluation Material solely for the purposes contemplated in this Agreement. Buyer shall keep the Evaluation Material confidential and shall not disclose any of the Evaluation Material in any manner whatsoever; provided, however, that
(i) Buyer may make any disclosure of information contained in the Evaluation Material to which Seller gives its prior written consent, and (ii) any information contained in the Evaluation Material may be disclosed to Buyer's Representatives who require such information for the purpose of evaluating the Properties and who agree in writing to keep that information confidential and to refrain from using such Evaluation Material for their own benefit or for the benefit of any other party. Buyer shall be responsible for any breach of this
Section 4.5 by any of its Representatives.

     (e) Promptly upon (i) the written request of Seller or (ii) termination of this Agreement, Buyer shall return all copies of the Evaluation Material to Seller. All notes, studies, reports, memoranda, and other documents (or copies thereof) prepared by Buyer or its Representatives that contain or reflect the Evaluation Material shall be destroyed.

     (f) If Buyer or anyone to whom it discloses the Evaluation Material receives a request to disclose all or any part of the Evaluation Material under the terms of a subpoena or other order issued by a court of competent jurisdiction or by a government agency, Buyer shall: (i) promptly notify Seller in writing of the existence, terms, and circumstances surrounding such a request; (ii) consult with Seller on the advisability of taking steps to resist or narrow that request; (iii) if disclosure of that Evaluation Material is required, furnish only such portion of the Evaluation Material as Buyer is advised by counsel is legally required to be disclosed; and (iv) cooperate with Seller, at Seller's expense, in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to that portion of the evaluation Material that is required to be disclosed.

     (g) The Buyer hereby acknowledges that it is aware, and that it will advise those persons who are informed about the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, nonpublic information concerning the matters that are the subject of this Agreement from purchasing or selling securities of the issuer to whom those matter relate or from communicating that information to any other person under circumstances in which it is reasonably foreseeable that that person is likely to purchase or sell those securities or otherwise to violate those securities laws.

     (h) Until June 30, 1996, neither Buyer nor its Representatives shall, without the prior written consent of the Board of Directors of Seller, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of Seller, or any rights or options to acquire that ownership, (ii) propose to enter into, directly or indirectly, any merger or business combination involving Seller, or to purchase, directly or indirectly, a material portion of the assets of Seller, (iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as that term is used in regulation 14A under the Securities Exchange Act of 1934) to vote or seek to advise or influence any person with respect to the voting of any securities of Seller, (iv) form, join, or in any way participate in a "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of Seller, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, or policies of Seller, or (vi) publicly disclose any intention, plan, or arrangement inconsistent with the foregoing. Notwithstanding anything to the contrary contained herein, Buyer is permitted to trade and make investments in the voting securities of Seller in the ordinary course of business, provided that no Evaluation Material has been disclosed to any person directing those investments or executing any order with respect to those investments.

     (i) Buyer acknowledges that if this Section 4.5 is breached, Seller and/or third parties dealing with Seller could be irreparably damaged and could not be made whole by monetary damages. Accordingly, Seller, in addition to any other remedy to which it may be entitled by law or in equity, shall be entitled to an injunction to prevent breaches of this Section 4.5, and to an order compelling specific performance of this Section 4.5.

     (j) This Section 4.5 expressly supersedes and replaces in its entirety that certain Confidentiality Agreement dated March 16, 1995 between Seller and Buyer. This Section 4.5 shall terminate and be of no further force and effect upon the Closing of the transactions contemplated in this Agreement. This Section 4.5, however, shall survive any termination of this Agreement.

          4.6  Conditions of Property/"As Is" Sale.

               (a) Buyer acknowledges that it is acquiring the Properties in reliance solely on (i) Buyer's inspection of the Properties, Buyer's review of the Records and any other investigations conducted by Buyer, (ii) Buyer's independent verification of the truth of any documents delivered by Seller to Buyer and of any statements made by Seller to Buyer concerning the Properties and their condition,
(iii) the opinions and advice of consultants engaged by Buyer concerning the Properties and their development, operation and management, and (iv) the representations and warranties specifically made by Seller in this Agreement. Except for those representations and warranties specifically made by Seller in this Agreement, Seller has not made any other representations or warranties to Buyer concerning the physical condition or financial viability of the Properties or concerning any other matter with respect to the Properties. Buyer will accept the Properties, including without limitation the Leases, the Contracts and the matters relating to the Properties listed below, in their "AS IS" condition and status as the same will be on the Closing Date:

                    (A) Soils and geological condition, topography, area and configuration;

                    (B) Availability of utilities, public access and fire and police protection;

                    (C) Applicable planning, zoning, redevelopment and subdivision statutes, ordinances, regulations and permits;

                    (D)  The character and amount of park fees,
     school fees, impact fees, inspection fees and any other fee or charge which must be paid to develop, operate, improve or redevelop the Properties; and

                    (E) The value, income and economic opportunity and risk associated with ownership of the Properties.

               (b)  In addition to and not by way of limitation of
the sale of the Properties on an "AS IS" basis under this Agreement, Buyer acknowledges that the Environmental Assessments are furnished by Seller for informational purposes only and not as a comprehensive survey of the Properties for all forms of Hazardous Materials (as
defined in Section 4.6(c) below).   Seller makes no representations or
warranties whatsoever to Buyer regarding (i) the Environmental Assessments (including, without limitation, the contents and/or accuracy thereof), and/or (ii) the presence or absence of any Hazardous Materials in, at, or under the Properties, except as specifically referred to in Section 7.1(c)(3) below.

               (c) For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation petroleum, petroleum based products and any fractions thereof. The term "Hazardous Material Laws" shall mean all laws, rules, regulations and other governmental edicts that govern the presence, use, release, generation, transportation or disposal of Hazardous Materials.

          4.7 Assumption of Contracts. At least thirty (30) days before the anticipated Closing Date, Buyer shall notify Seller in writing of any service, utility, maintenance or other contracts that relate to the operation, maintenance, leasing and management of the Properties that Buyer wishes to assume as of the Closing Date (the
"Contracts").   Provided the Contracts are assignable by Seller
without charge, fee or penalty or that Buyer agrees to pay such charge, fee or penalty, Seller shall assign its rights under the Contracts to Buyer at the Closing pursuant to the form of Assignment and Assumption of Contracts attached hereto as Exhibit G.

          4.8 Estoppel Certificates. As a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement, Buyer must receive estoppel certificates, each in substantially the form of the estoppel certificate attached hereto as Exhibit D ("Estoppels"), from (i) each tenant of each of the Properties who occupies more than five thousand (5,000) square feet of rentable area, and (ii) as to any single Property, tenants who collectively occupy at least eighty percent (80%) of the rentable area of such Property. If Buyer fails to receive Estoppel from the tenants specified in the foregoing clauses (i) and (ii) by the Closing, then Buyer may either (x) terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and neither party shall have any liabilities to the other arising out of this Agreement except for the Surviving Obligations, or (y) waive the condition precedent described in this Section 4.8 and proceed with the Closing.

          4.9 Local Law Disclosure. As required by Oregon Statutes 93.040, the following disclosure is made as to Twin Oaks Business and Twin Oaks Technology:

"THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES."

          5.   CLOSING.

               5.1 Closing. Unless this Agreement is terminated by Buyer or Seller pursuant to the terms hereof, the purchase and sale of the Properties shall occur on or before December 14, 1995, subject to extension due to the occurrence of an event specified in Section 8.1(f) or Section 8.2(g) (the "Outside Closing Date"), or such earlier date as shall be agreed on in writing by Seller and Buyer. The actual date the transaction described in this Agreement closes shall be referred to as the "Closing Date", and shall close through an escrow ("Close of Escrow" or the "Closing") opened with the Escrow Holder.

               5.2  Transactions at Closing.

               (a) Prior to the Closing Date, Seller shall deliver to the Escrow Holder the following documents (collectively, the "Conveyance Documents"):

                    (i)  a grant deed for each of the Real
     Properties and Improvements (or their equivalent with respect to Properties located outside California) in the form attached hereto as Exhibit E (the "Deeds"), each duly executed and acknowledged by Seller;

                   (ii) a Bill of Sale for each of the Properties in the form attached hereto as Exhibit F (the "Bill of Sale") duly executed by Seller;

                  (iii) counterpart originals of the Assignment and Assumption of Contracts (the "Assignment of Contracts") duly executed by Seller (the Assignment of Contracts shall include the Approved Contracts, if any);

                   (iv)   counterpart originals of the Assignment
     and Assumption of Leases in the forms attached hereto as Exhibit H (the "Assignment of Leases") duly executed by Seller [assumes separate Assignment of Leases for each Property, each in recordable form];

                    (v) a Certificate of Non-Foreign Status in the form set forth on Exhibit I attached hereto (the "FIRPTA Certificate") duly executed by Seller, to confirm that Buyer is not required to withhold part of the Purchase Price pursuant to
     Section 1445 of the Code and comparable state provisions;

                    (vi) a copy of corporate resolutions from Seller's Board of Directors authorizing the consummation of the transactions contemplated by this Agreement, together with an incumbency certificate that identifies the authorized signatories to this Agreement and all closing documents to be signed by Seller and that contains an exemplar of their signatures;

                    (vii) A copy of Seller's articles of
     incorporation, together with a Certificate of Status from the Maryland Secretary of State and a Certificate of Status - Foreign Corporation from the California, Colorado, Minnesota and Oregon Secretaries of State, which indicate that Seller is duly organized and in good standing in Maryland and is entitled to transact business in California, Colorado, Minnesota and Oregon;

                    (viii) a letter of good standing from the California Franchise Tax Board that indicates that Seller is in good standing and qualified to transact business in California;


                    (ix) an opinion letter from Seller's counsel in form and substance reasonably satisfactory to Buyer and its counsel;

                     (x) a certificate dated as of the Closing Date whereby Seller affirms that, except for immaterial changes, the representations and warranties made in this Agreement are still true and correct as of the Closing Date, which certificate shall be in the form of Exhibit M attached hereto;

                    (xi) a security agreement as provided in Section
     17.4 below and such other documents as reasonably requested by Buyer to perfect the security interest created by the security agreement;

                   (xii) such other documents as are required by applicable governmental authorities in connection with the purchase and sale of the Properties (e.g., preliminary change of ownership statements and real property transfer declarations); and

                 (xiii) Seller's written instructions to consummate the Closing in accordance with the terms of this Agreement.

               (b) Prior to the Closing Date, Buyer shall deliver to the Escrow Holder the following:

                    (i) the Purchase Price and all additional sums required to be paid by Buyer pursuant to Section 6 below;

                    (ii) a counterpart original of the Assignment of Contracts duly executed by Buyer;

                    (iii) counterpart originals of the Assignments of Leases duly executed by Buyer;

                    (iv) if Nohr Plaza is sold to Buyer at the Closing, the Note and the Deed of Trust, each duly executed by Buyer;

                    (v)  if Nohr Plaza is sold to Buyer at the
     Closing, a Certificate of Non-Foreign Status in the form set forth on Exhibit I attached hereto (the "FIRPTA Certificate") duly executed by Buyer and given pursuant to the Code, as well as a California Form 590-RE;

                    (vi)  a copy of corporate resolutions from
     Buyer's Board of Directors authorizing the consummation of the transactions contemplated by this Agreement, together with an incumbency certificate that identifies the authorized signatories to this Agreement and all closing documents to be signed by Buyer and that contains an exemplar of their signatures;

                    (vii) a copy of Buyer's articles of
     incorporation, together with a Certificate of Status from the Maryland Secretary of State and a Certificate of Status - Foreign Corporation from the California Secretary of State, which indicate that Buyer is duly organized and in good standing in Maryland and is entitled to transact business in California;

                    (viii) a letter of good standing from the California Franchise Tax Board that indicates that Buyer is in good standing and qualified to transact business in California;


                    (ix) an opinion letter from Buyer's counsel in form and substance reasonably satisfactory to Seller and its counsel; and

                    (x) a certificate dated as of the Closing Date whereby Buyer affirms that, except for immaterial changes, the representations and warranties made in this Agreement are still true and correct as of the Closing Date, which certificate shall be in the form of Exhibit M attached hereto; and

                  (xi) such other documents as are required by applicable governmental authorities in connection with the purchase and sale of the Properties (e.g., preliminary change of ownership statements and real property transfer declarations); and

                 (xii) Buyer's written instructions to consummate the Closing in accordance with the terms of this Agreement.

               (c) On the Closing Date Seller and Buyer shall execute a tenant notification letter, on a form prepared by Buyer and approved by Seller, which approval shall not be unreasonably withheld, to each tenant under the Leases (the "Tenant Notification Letter"), indicating the change of ownership of the Properties with the name and address of the Buyer and the Closing Date, and Buyer shall, within forty eight (48) hours following the Closing, cause the Tenant Notification Letter to be mailed to such tenants using the U.S. Mail system.

               (d)  On the Closing Date, Escrow Holder shall close
the escrow by:

                    (i) recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

                    (ii) recording the Deeds, and instructing the County Recorders for each of the counties in which the Properties are located not to affix the amount of any documentary or transfer taxes to the Deeds but to attach a separate statement to the Deeds after recording;

                    (iii) recording the Deed of Trust, if  Nohr
     Plaza is sold to Buyer ;

                    (iv) paying all closing costs and making all adjustments and prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Buyer and Seller and delivered to Escrow Holder prior to the Closing;

                    (v)  delivering to Buyer the Title Policies,
     Escrow Holder's certified closing statement, and an original of each of the documents described in Section 5.2(a) above (with a conformed copy of any documents that are to be recorded);

                    (vi) delivering to Seller the Purchase Price
     (plus or minus closing adjustments and prorations as provided in Section 6 below), Escrow Holder's certified closing statement, a conformed copy of the Deeds, the Assignment of Leases and the Deed of Trust (if applicable), the originally executed Note (if applicable), an original of each of the documents described in
     Section 5.2(a) above and issuing to Seller the Nohr Title Policy (if applicable).

          (e) At the Closing, Seller shall deliver to Buyer the following:

               (i) Originals of all of the Leases or, to the extent an original Lease is unavailable, a copy thereof together with a certificate executed by Seller warranting the authenticity of such copy.

              (ii) Rent rolls for each of the Properties, certified as to its accuracy and executed by Seller, together with a list of tenants whose rent is past due or who are otherwise in default under their Leases as of the Close of Escrow.

             (iii) Originals of all Contracts or, to the extent an original Contract is unavailable, a copy thereof with a certificate executed by Seller warranting the authenticity of such copy.

              (iv) Originals of all financial and other books and records maintained in connection with the operation of the Properties (but specifically excluding financial projections, management reports and other materials prepared for Seller's internal use and analysis) and all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements that are in Seller's possession.

               (v) Keys to all entrance doors to the Improvements and keys to all Tangible Property located on the Properties, which keys shall be properly tagged for identification.

              (vi)  Possession of the  Property.

             (vii) To the extent in Seller's possession, originals of all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Properties or, to the extent an original of a any of the foregoing documents is unavailable, a copy thereof with a certificate executed by Seller warranting the authenticity of such copy.

           (viii) To the extent in Seller's possession, originals of all warranties and guaranties.

          5.3  Costs and Expenses.  Seller will pay:

               (a) Seller's share of all Closing Costs, as provided in Section 5.4 below);

               (b) Seller's share of adjustments and prorations as provided in Section 6; and

               (c) All sales tax imposed by any applicable taxing authority in connection with the transactions contemplated by this Agreement.

          Buyer will pay:

               (a)  Buyer's share of Closing Costs, as provided in
Section 5.4 below; and

               (b) Buyer's share of adjustments and prorations as provided in Section 6.

     At least five (5) days before the anticipated Closing, Escrow Holder shall provide Seller and Buyer with a copy of an estimated closing statement that allocates the Closing Costs as between Seller and Buyer. Seller and Buyer shall work with Escrow Holder to finalize the Closing Costs allocation prior to the Closing.

     Subject to Section 15.2 below, Buyer and Seller will each pay their own legal, professional and consulting fees, costs and expenses incurred by them in connection with the transaction contemplated by this Agreement.

          5.4  Allocation of Closing Costs.   Escrow fees and costs,
title insurance premiums, city and county documentary transfer taxes, document recording charges and all other reasonable and customary closing costs that arise from the Closing (the "Closing Costs") shall be allocated between Seller and Buyer on a county by county basis as more particularly set forth on Exhibit N attached hereto.

          5.5 Bulk Sales. Seller shall satisfy all requirements of the applicable state bulk sales and all other Federal, state or local laws and requirements that relate to bulk sales.

     6.   CLOSING ADJUSTMENTS AND PRORATIONS.

The adjustments and prorations set forth below shall be made at the Close of Escrow. The rights and obligations of the parties contained in this Section 6 shall survive the Closing.

          6.1 Lease Rentals. Except as hereinafter provided, all accrued rent (including all accrued operating expense and tax escalations and recoveries), charges, and revenues of any kind under the Leases shall be prorated as of the Closing Date based on the actual number of days in the months of closing. Seller shall receive all such revenue attributable to the period through the Closing Date. Buyer shall receive all such revenue attributable to the period on and after the Closing Date. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Properties, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Properties, the amount it paid to the other party shall be based upon proration as of the Closing Date as set forth above). Buyer shall use commercially reasonable efforts to collect and assist Seller in collecting any revenue which is owed to Seller as of the Closing Date or which comes due thereafter. All revenues collected by Buyer shall be applied against the Lease obligations as designated on the check or on any remittance statement or other correspondence that accompanies such check. If Buyer has not collected all revenue that is owed to Seller under this Section 6.1 as of the Closing Date ("Uncollected Revenue") by the date that is ninety (90) days after the Closing Date, Buyer does hereby assign and shall be deemed to have assigned to Seller on such date all of Buyer's rights to commence collection actions, which may include the institution of legal proceedings, to recover the Uncollected Revenue. Buyer agrees to execute such documents and take such actions as Seller shall reasonably request to assist Seller in collecting the Uncollected Revenue, provided that Buyer shall incur no third party cost or expense in connection with such actions.

          6.2 Security Deposits. Buyer shall be credited with the amount of any tenant security deposits or any other tenant deposits held by Seller in connection with the Leases.

          6.3 Real Estate Taxes. All real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Properties (and not paid directly by tenants) shall be prorated as of the Closing Date based on a 365-day year and the assessed value of the Properties in effect immediately prior to the Close of Escrow. Seller shall pay all such taxes and installments of assessments attributable to the periods through the Closing Date. Notwithstanding anything in the foregoing to the contrary, Seller shall be entitled to any and all tax refunds for tax years during which Seller owned the Properties based on protests or contests filed by Seller prior to or that relate to periods prior to the Closing Date. If Buyer should become liable after the Closing for any real property taxes or supplemental assessments that are imposed against the Properties and that relate to the period of time prior to the Close of Escrow, Seller shall pay to Buyer an amount equal to such real property taxes or supplemental assessments. Buyer will cooperate with Seller, at no cost to Buyer, in any such proceedings. Notwithstanding anything to the contrary contained in this Section 6.3, Seller shall, at or prior to the Closing, pay all real estate taxes and assessments owing on Nohr Plaza through June 30, 1996.

          6.4 Insurance. Seller shall not assign to Buyer any insurance policies in connection with the Properties.

          6.5 Utilities. Utility charges shall be prorated as of the Closing Date based on estimates from the latest bills available, subject to adjustment as provided in Section 6.7 below. Seller shall not assign to Buyer any deposits Seller has with any utility services or companies and Buyer shall not be entitled to any adjustment in the Purchase Price with respect to such utility deposits. In any event, Seller shall pay, through the Closing Date, all utility charges attributable to the Properties which are not payable directly by tenants.

          6.6 Contracts/Loans. Amounts owing under Contracts assumed by Buyer shall be prorated as of the Closing Date.

          6.7 Calculations for Closing. Seller and Buyer shall provide Escrow Holder with a preliminary calculation of prorations no later than five (5) days prior to the Closing Date and a final
calculation two (2) days prior to the Closing Date.    The final
calculation shall be signed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations.
In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Closing Date, any prorations relating thereto shall be further adjusted and completed outside of escrow by February 28, 1996 or as and when complete information becomes available to Buyer and Seller. Among other things, the final prorations adjustment shall include an adjustment for reconciliations of common area costs and other tenant pass throughs paid by the tenants of the Properties. Buyer and Seller agree to conduct reconciliations of common area costs and other tenant pass throughs by no later than February 28, 1996 so that a prorations adjustment concerning such costs and other pass throughs can be made in the final prorations adjustment.

          6.8 Payment With Interest. Whenever any payment is due from any party pursuant to this Agreement or any other document entered into in connection with this Agreement, unless another time period is expressly provided, such payment shall be made within five
(5) days of demand. Any payment which is not made within the time period expressly provided therefor, or if no such time period is expressly provided within five (5) days of demand, shall bear interest from the date due until paid at the Interest Rate.

     7.   REPRESENTATIONS AND WARRANTIES.

          7.1 Representations or Warranties by Seller. Seller hereby represents and warrants to Buyer as follows:

               (a) Seller is a Maryland corporation, duly formed and organized, validly existing and in good standing under the laws of the state of its incorporation and of California, Oregon, Minnesota and Colorado, with the authority to own and convey the Properties.

               (b) Seller's Board of Directors have approved this Agreement and the transactions described herein and, subject to the approval described in Section 8.1(a) below, Seller has full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such authority upon the persons executing this Agreement and such other documents have been taken;

               (c) To the best of Seller's "actual knowledge" (which for the purpose of this Section 7.1(c) shall mean information actually (not constructively or impliedly) known to the following individuals as of the date of this Agreement and as of the Closing
Date: Martin I. Zankel, Joseph M. Mock, Dean Banks, Rebecca Running and Robert Lewis), and without any independent investigation other than inquiry of Seller's third party property managers:

          (1) Litigation. To Seller's actual knowledge, there is presently no claim, litigation, proceeding or governmental investigation pending against any of the Properties or the transactions contemplated hereby. (Seller shall give Buyer immediate notice of any such claim, litigation, proceeding or investigation which becomes known to Seller prior to the Closing Date.)

          (2) Compliance with Laws. To Seller's actual knowledge, no notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions that have been recorded against any of the Properties has been given to Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same. Seller makes no representation or warranty of any kind whatsoever that any Improvements comply with the Americans with Disabilities Act ("ADA").

          (3)  Environmental.

               (A) To Seller's actual knowledge, Seller has not received notice from any governmental agency or regulatory body that any of the Properties are in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Properties including, but not limited to, the Hazardous Material Laws;

               (B) To Seller's actual knowledge, during the period that Seller has owned the Properties, there has been no enforcement action or litigation concerning Hazardous Materials brought against Seller or the Properties, nor any settlements reached by or with any party or parties alleging the presence, use, release, generation, transportation or disposal of any Hazardous Materials on, from or under the Properties, except as disclosed by Seller to Buyer in writing; and

               (C) To Seller's actual knowledge, there has been no release, discharge or disposal of Hazardous Materials on, from or under the Properties and to Seller's actual knowledge, there are no outstanding violations concerning the storage of any Hazardous Materials on, from or under the Properties, in each case except as disclosed by Seller to Buyer in writing.

          (4) Foreign Person. Seller is not a foreign person and is a "United States Person," as such term is defined in Section
7701(a)(30) of the Code.

          (5) Public Improvements. To Seller's actual knowledge, there are presently no intended public improvements which will result in any charge being levied or assessed against any of the Properties or in the creation of any lien upon any of the Properties. (Seller shall promptly notify Buyer of any changes affecting this representation of which it becomes aware prior to the Closing Date).

          (6) Condemnation. To Seller's actual knowledge, there is presently no pending condemnation of any of the Properties or any part thereof. (Seller shall promptly notify Buyer of any changes affecting this representation of which it becomes aware prior to the Closing Date.)

          (7) Construction Contracts. To Seller's actual knowledge, there are no outstanding construction contracts entered into by Seller for any improvements to any of the Properties which will be binding on Buyer or will cause a lien to be imposed against the Properties.

          (8) Labor Contracts. Seller is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Properties.

          (9) Solvency. Seller is, and upon the Closing will be, Solvent. "Solvent" means, with respect to any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person or its debts as they become absolute and matured, (iii) such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature and (v) such person is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (10) No Defaults. To Seller's actual knowledge, the closing of the various transactions contemplated by this Agreement will not constitute or result in any default or event that with a notice or lapse of time, or both, would be a default, breach or violation of any lease, covenant or other agreement, instrument or arrangement by which Seller or the Properties are bound.

          (11) Property Commissions. To Seller's actual knowledge, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any lease or occupancy agreement for any of the Properties.

          (12) No Wells. As required by Minnesota Statutes Section 1031.235, to Seller's actual knowledge there are no wells located on St. Paul East nor on St. Paul West.

          7.2 Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

               (a) Buyer is a Maryland corporation, duly formed and organized, validly existing and in good standing under the laws of the state of its incorporation and qualified to transact business in California;

               (b) Buyer has the full power and authority to enter into this Agreement. Subject to the approvals described in Section 8.2(a) below, Buyer shall, prior to the expiration of the Due Diligence Period, have full power and authority to carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Buyer necessary to confer such authority upon the persons executing this Agreement and such other documents have been taken;

               (c) Buyer is not a foreign person and is a "United States Person," as such term is defined in Section 7701(a)(30) of the Code.

               (d) To Buyer's actual knowledge, the closing of the various transactions contemplated by this Agreement will not constitute or result in any default or event that with a notice or lapse of time, or both, would be a default, breach or violation of any lease, covenant or other agreement, instrument or arrangement by which Buyer is bound.

          7.3 Subsequent Changes in Conditions. If Seller or Buyer becomes aware of any fact or circumstance which materially changes or would cause Seller or Buyer to be in breach of a representation or warranty made by Seller or Buyer in this Agreement, then the party who becomes aware of such fact or circumstance shall immediately give written notice of such changed fact or circumstance to the other party. The sending of such written notice shall not relieve either party of its liabilities or obligations with respect thereto. Seller and Buyer shall issue a certificate at the Closing Date stating that all of the representations and warranties contained in Sections 7.1 (as to Seller) and 7.2 (as to Buyer) are true and correct as of said date, except as to facts, if any, concerning which Buyer was notified.


     8.   CONDITIONS TO CLOSING.

          8.1 Seller's Conditions. The obligation of Seller to sell and convey the Properties under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller) as of the Closing:

               (a) Seller's stockholders shall have approved the proposal set forth in the Proxy Statement by no later than November 8, 1995;

               (b) delivery and execution by Buyer of all monies, items, and other instruments required to be delivered by Buyer to Seller;

               (c)  Except for immaterial changes, Buyer's
warranties and representations set forth herein shall be true and correct as of the Closing Date;

               (d) all of the actions by Buyer contemplated by this Agreement shall have been completed;

               (e) there shall be no uncured default by Buyer of any of its obligations under this Agreement; and

               (f) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the Seller from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal (all such matters described in this Section 8.1(f) being "Outside Delays"); provided that Seller shall have the right, but not the obligation, to postpone the Closing Date in order to attempt to cause the Outside Delay to be dissolved, dismissed or otherwise removed by 5:00 PM on February 12, 1996 ("Attempt to Remove"). Seller must make its election to Attempt to Remove an Outside Delay no later than fourteen
(14) days after Seller receives written notice of the Outside Delay; otherwise, Seller shall be deemed to have waived its right to Attempt to Remove the Outside Delay. If Seller notifies Buyer of its election to Attempt to Remove an Outside Delay, then the Outside Closing Date shall be extended to 5:00 PM on February 12, 1996. If an Outside Delay should arise on or after December 1, 1995 and Seller does not Close this transaction on December 14, 1995, then this Agreement shall be extended for fourteen (14) days after the date the Outside Delay arises (even though such 14 day period will extend beyond December 14, 1995), or such lesser period of time as Seller needs to decide whether to Attempt to Remove the Outside Delay. If Seller should elect not to Attempt to Remove the Outside Delay, then this Agreement shall terminate on the date Seller elects not to Attempt to Remove the Outside Delay; and

                    (g)  this Agreement has not otherwise
terminated.

          8.2 Buyer's Conditions. The obligation of Buyer to acquire the Properties under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent as of the Closing:

               (a) Prior to November 30, 1995, Buyer shall have obtained the written approval of its Board of Directors to consummate the transactions contemplated by this Agreement. If all of the Due Diligence conditions have been satisfied or waived at the expiration of the Due Diligence Period, then Buyer agrees that its senior management will make, by no later than November 15, 1995, a written recommendation to its Board of Directors that they approve the transactions contemplated by this Agreement (once this written recommendation is made, Buyer shall promptly provide Seller with written notice of such act);

               (b) delivery and execution by Seller of all monies, items and other instruments to be delivered by Seller to Buyer;

               (c)  Except for immaterial changes, Seller's
warranties and representations set forth in Section 7.1 shall be true and correct as of the Closing Date;

               (d) the willingness of the Escrow Holder to deliver the Title Policies;

               (e) all of the actions by Seller contemplated by this Agreement shall have been taken;

               (f) receipt by Buyer of Estoppels that conform to the requirements set forth in Section 4.8 above;

               (g)  no Injunction preventing the Buyer from
consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal (all such matters described in this Section 8.2(g) being "Outside Delays"); provided that Buyer shall have the right, but not the obligation, to postpone the Closing Date in order to attempt to cause the Outside Delay to be dissolved, dismissed or otherwise removed by 5:00 PM on February 12, 1996 ("Attempt to Remove"). Buyer must make its election to Attempt to Remove an Outside Delay no later than fourteen (14) days after Buyer receives written notice of the Outside Delay; otherwise, Buyer shall be deemed to have waived its right to Attempt to Remove the Outside Delay. If Buyer elects to Attempt to Remove an Outside Delay, then the Outside Closing Date shall be extended to 5:00 PM on February 12, 1996. If an Outside Delay should arise on or after December 1, 1995 and Buyer does not Close this transaction on December 14, 1995, then this Agreement shall be extended for fourteen (14) days after the date the Outside Delay arises (even though such 14 day period will extend beyond December 14, 1995), or such lesser period of time as Buyer needs to decide whether to Attempt to Remove the Outside Delay. If Buyer should elect not to Attempt to Remove the Outside Delay, then this Agreement shall terminate on the date Buyer elects not to Attempt to Remove the Outside Delay;

               (h) there shall be no uncured default by Seller of any of its obligations under this Agreement;

               (i)  this Agreement has not otherwise terminated.


          8.3  Failure of Condition.

               (a) In the event of a failure of any condition contained in Section 8.2 above, then Buyer may, in its sole discretion:

                    (i) terminate this Agreement by written notice to Seller and Escrow Holder, in which event all documents and funds deposited by Buyer shall be immediately returned to Buyer (including the Earnest Money Deposit), unless the Buyer's Termination Fee is owing, all documents deposited by Seller shall be immediately returned to Seller and neither party shall have any other obligation to the other except for the Surviving Obligations and except to the extent Buyer or Seller is entitled to the Buyer's Termination Fee or the Seller's Termination Fee, as provided in Section 2.4 above; or

                   (ii)  waive such default and close the
     transaction (Buyer's consent to the Closing shall waive the benefit of, and Seller shall have no liability to Buyer with respect to, any remaining unfulfilled conditions set forth in
     Section 8.2).

               (b) In the event of a failure of any condition contained in Section 8.1 above, Seller may in its sole discretion:

                    (i) terminate this Agreement by written notice to Buyer and Escrow Holder, in which event all documents deposited by Buyer shall immediately be returned to Buyer, funds deposited by Buyer shall be immediately returned to Buyer (including the Earnest Money Deposit), unless the Buyer's Termination Fee is owing, all documents deposited by Seller shall be immediately returned to Seller, and neither party shall have any other obligation to the other except for the Surviving Obligations and except to the extent Buyer or Seller is entitled to the Buyer's Termination Fee or the Seller's Termination Fee as provided in Section 2.4; or

                   (ii)  waive such default and close the
     transaction (Seller's consent to the Closing shall waive the benefit of, and Buyer shall have no liability to Seller with respect to, any remaining unfulfilled conditions set forth in
     Section 8.1).

     9.   DAMAGE OR DESTRUCTION OF THE PROPERTIES; CONDEMNATION.

          9.1  Damage or Destruction of the Properties.

               (a) If prior to the Closing Date any Property shall sustain damage caused by fire or other casualty which would cost Five Hundred Thousand Dollars ($500,000) or more to repair or replace, Seller shall promptly notify Buyer and Buyer may, at its option, to be exercised within ten days after delivery of notice of such event from Seller, terminate this Agreement as to the Property affected by the casualty (the "Casualty Notice"), but not any other Real Property, whereupon the Purchase Price and cash payable at closing will be reduced by an amount agreed on by Seller and Buyer and the Property affected by the casualty shall not be sold to Buyer. If Seller and Buyer are unable to agree on the amount by which the Purchase Price and cash payable at Closing should be reduced, then this Agreement shall terminate, the Earnest Money Deposit shall be returned to Buyer (provided that Buyer is not then in default under this Agreement) and neither party shall have any further obligations to the other except for the Surviving Obligations. If the Property affected by the casualty is Nohr Plaza and all requirements set forth in this Section 9.1(a) concerning the termination of this Agreement as to Nohr Plaza have been met, then the cash to be paid at Closing shall not be reduced; rather, Buyer shall be relieved of its obligation to execute and deliver the Note and the Deed of Trust. If Buyer does not terminate this Agreement as to the Property affected by the casualty within this ten day period or if the damage to the Property is less than the $500,000 threshold, then Seller shall promptly and diligently repair and restore, or commence to repair and restore, the damaged Property, as nearly as may be practicable, to its condition and character immediately prior to the damage and the Closing shall not be postponed as a result of such damage. If such repair and restoration is not completed by the Closing, then at the Closing, (A) Seller shall assign, transfer and set over to Buyer, by instruments in form reasonably satisfactory to Buyer, all of Seller's right, title and interest in and to all of the policies of insurance covering the loss, damage or destruction, and any insurance proceeds paid or to be paid thereunder that have not been used prior to the Closing for the repair and restoration and the contracts for the repair and restoration, or assign such other rights as may be reasonably necessary to accomplish this result; (B) Seller shall deliver to Buyer an acknowledgment from Seller's insurance carriers, in form and substance reasonably satisfactory to Buyer, stating the amount of the insurance monies paid or to be paid in respect of such loss, damage or destruction and stating that there exists no defense to the payment of such insurance monies.

          9.2 Condemnation. If prior to Closing all or any portion of a Real Property is subject to a proposed taking by any public authority, the result of which taking would impair the value of the Real Property by more than Five Hundred Thousand Dollars ($500,000), Seller shall promptly notify Buyer of such proposed taking and Buyer may terminate this Agreement as to the Real Property affected by the proposed taking (the "Condemned Property"), but not as to any other Real Property, by written notice delivered to Seller within 15 days after Seller has delivered written notice of the proposed taking or at any time prior to the Closing Date, whichever is earlier. If Buyer elects to terminate this Agreement as to the Condemned Property, then the Purchase Price and the cash payable at Closing shall be reduced by an amount agreed on by Seller and Buyer and the Condemned Property shall not be sold to Buyer. If Seller and Buyer are unable to agree on the amount by which the Purchase Price and cash payable at Closing should be reduced, then this Agreement shall terminate, the Earnest Money Deposit shall be returned to Buyer (provided that Buyer is not then in default under this Agreement) and neither party shall have any further obligations to the other except for the Surviving Obligations. If the Condemned Property is Nohr Plaza and all requirements set forth in this Section 9.2 concerning the termination of this Agreement as to Nohr Plaza have been met, then the cash to be paid at Closing shall not be reduced; rather, Buyer shall be relieved of its obligation to execute and deliver the Note and the Deed of Trust. If Buyer does not terminate this Agreement as to a Condemned Property within the time period allowed in this Section 9.1(b) or if the proposed taking would not materially impair the value of the Property by more than Five Hundred Thousand Dollars ($500,000), Buyer shall accept the Property subject to the taking, without a reduction in the Purchase Price and shall receive at Closing an assignment of all of Seller's rights to any condemnation award.

          9.3  Arbitration.  If a dispute should arise as to whether
(i) with respect to a casualty to any Property, the cost of the repair or replacement work equals or exceeds $500,000, (ii) with respect to a proposed taking of any portion of a Property, whether the value of the Real Property or Improvements would be impaired by more than $500,000, then Seller and Buyer agree that the dispute shall be resolved by arbitration conducted in accordance with the then-effective rules of the American Arbitration Association for commercial disputes and the outcome of the arbitration shall be binding. The cost of the arbitration shall be divided equally by Buyer and Seller, and Buyer and Seller shall each bear their own costs in preparing for and conducting the arbitration, including attorneys' and consultants' fees and costs. This arbitration clause shall also apply with respect to any dispute between Buyer and Seller as to Upfront Costs, as provided in Section 14(b) below.

     10. COMMISSIONS, EXPENSES AND CREDITS. Buyer and Seller each represent and warrant to the other that it has not engaged any real estate broker, agent or finder to act on its behalf in connection with the transactions contemplated by this Agreement. If a real estate broker, agent or finder claims that it has been engaged by Buyer or Seller to act on behalf of such party in connection with the transactions contemplated by this Agreement and that such real estate broker, agent or finder is entitled to a brokerage or finder's fee, commission or similar form of compensation, then the party whom such real estate broker, agent or finder claims to represent (either Seller or Buyer) agrees to indemnify, defend, protect and hold harmless the other party from and against all losses, causes of action, liability, demands, claims and costs (including reasonable attorneys' fees and costs) that arise out of or relate to such claims. This Section shall survive the Closing or termination of this Agreement.

     11. NOTICES. All notices, requests or demands to a party hereunder shall be in writing and shall be deemed given (i) on receipt, when delivered personally or sent by facsimile (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), (ii) one day after deposit with a nationally recognized overnight courier service, or (iii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Buyer or Seller may designate in writing in accordance with Section 11):



To Buyer:           Bedford Property Investors, Inc.
                    270 Lafayette Circle
                    Lafayette, California  94549
                    Fax: (510) 283-5697
                    Attention: Donald A. Lorenz
                               Executive Vice President

With a copy to:     Shearman & Sterling
                    555 California Street, Suite 2000
                    San Francisco, California  94104-1522
                    Fax: (415) 616-1199
                    Attention:  Michael J. Kennedy

To Seller:          Landsing Pacific Fund, Inc.
                    155 Bovet Road, Suite 101
                    San Mateo, California 94402
                    Fax: (415) 358-8813
                    Attention:  Joseph M. Mock
                                Executive Vice President

With a copy to:     Stein & Lubin
                    600 Montgomery Street, 14th Floor
                    San Francisco, California 94111
                    Fax: (415) 981-4343
                    Attention:  Robert S. Stein or
                                Leon Y. Tuan

     12.  CROSS-INDEMNITIES.

          12.1 Seller Indemnity.    Subject to the limitations
contained in Section 16 below, Seller shall indemnify, protect and defend Buyer, its officers, directors and agents, and each of their respective successors and assigns (the "Buyer Parties") against and hold the Buyer Parties harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of or related to any (i) claims, actions, suits or proceedings that may be made, asserted or commenced under or in connection with any of the Leases, the Contracts or any other matter relating to the Properties if any such claim, action, suit or proceeding results from or by reason of any event or transaction that occurs prior to the Closing Date, whether or not known or determined as of that date, (ii) breach by Seller of its representations or warranties hereunder, or (iii) the Excluded Liabilities.

          12.2 Buyer Indemnity.     Subject to the limitations
contained in Section 16 below, Buyer shall indemnify, protect and defend the Seller Parties against and hold the Seller Parties harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of or related to any (i) claims, actions, suits or proceedings that may be made, asserted or commenced under or in connection with any of the Leases, the contracts or any other matter relating to the Properties, if any such claim, action, suit or proceeding results from or by reason of any event or transaction that occurs on or subsequent to the Closing Date, whether or not known or determined as of that date, or (ii) breach by Buyer of its representations and warranties hereunder.

          12.3 Claims Procedure.

          (a)  A party seeking to make a claim pursuant to Sections
12.1 or 12.2 hereof (an "Indemnified Party") against another party (an "Indemnifying Party") shall give an Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could reasonably be expected to give rise to right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this
Section 12 with respect to losses arising from claims of any third party which are subject to the indemnification provided for in this
Section 12 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give an Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Section 12 except to the extent an Indemnifying Party is materially prejudiced by such failure and shall not relieve an Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 12.
If an Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from such Third Party Claim, then such Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten business days of the receipt of such notice from the Indemnified Party. In the event an Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with such Indemnifying Party in such defense and make available to such Indemnifying Party, at such Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, an Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at such Indemnifying Party's expense, all such witnesses, records, materials and information in such Indemnifying Party's possession or under such Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No Third Party Claim may be settled by an Indemnifying Party without the prior written consent of the Indemnified Party unless as part of such settlement the Indemnified Party is released from all liability with respect to such Third Party Claim.

          (b) Notwithstanding the foregoing, with respect to any Third Party Claim arising out of or relating to real property taxes or assessments, the Indemnifying Party shall not be entitled to assume and control the defense of such Third Party Claim, provided, however, that the Indemnified Party shall not settle or compromise any such Third Party Claim arising out of or relating to real property taxes or assessments without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     13. MAINTENANCE OF THE PROPERTY. From the date of this Agreement and the Closing, Seller shall: (a) maintain the Properties in good order, condition and repair consistent with its past practices for the Properties, reasonable wear and tear excepted, (b) perform all work required to be done by the landlord under the terms of any Leases, (c) make all repairs and perform all maintenance of the Improvements and any Tangible Property, and (d) except for the work described on Exhibit J and subject to Section 14.2 below, otherwise operate the Properties in the same manner as before the making of this Agreement and as though Seller were retaining the Properties.

     14.  NEW CONTRACTS AFFECTING THE PROPERTIES.

          14.1 Consent to New Contracts. Seller shall not, after the date this Agreement has been executed by Seller and Buyer, enter into any lease, amendment of Lease, contract or agreement or permit any tenant of the Properties to enter into any sublease, assignment of lease, contract or agreement pertaining to the Properties (unless the applicable lease does not give Seller the right to prevent such action of the tenant's part), or modify any lease, contract or agreement pertaining to the Properties or waive any rights of Seller thereunder (collectively, "New Contracts"), without in each case obtaining Buyer's prior consent thereto, which consent shall not be unreasonably withheld. Seller shall submit all proposed New Contracts to Buyer and Buyer shall have three (3) business days to approve or disapprove the same. If such approval or disapproval is not received by Seller within this three (3) business day period, then the same shall be deemed approved. If Buyer disapproves of any proposed New Contract, Buyer shall specify with particularity the reason(s) for such disapproval.

          14.2 Proration of New Contract Costs.   If Seller is
obligated to make any payments or incur any costs in connection with any New Contract that has been approved by Buyer or which Buyer has been deemed to have approved (e.g., leasing commissions, tenant improvement allowances or other costs paid to secure a new lease for a Property or an advance paid under a repair contract) ("Upfront Costs") and Buyer shall realize some or all of the benefits of such New Contract following the Closing, then Buyer shall reimburse Seller at the Closing for a prorated portion of the Upfront Costs. For example, if Seller enters into a new lease with a term that commences one month before the Closing, the lease has a five year term and Seller had to pay a $30,000 leasing commission to secure the new lease, Buyer should reimburse Seller at the Closing in the amount of 59/60ths of the $30,000 leasing commission (given that Seller realized 1/60th of the benefit of the new lease and Buyer will realize 59/60ths of the benefit of the new lease). At the time Buyer approves a New Contract where Upfront Costs are to be paid, Seller and Buyer will establish what Buyer's reimbursement obligation shall be at the Closing with respect to the Upfront Costs. If Seller and Buyer are unable to agree as to whether or not Buyer should reimburse Seller for Upfront Costs or the amount of such reimbursement, then the matter shall be submitted to arbitration in the manner provided for in Section 9.3.

     15.  MISCELLANEOUS.

          15.1 Time. Time is of the essence in the performance of each party's obligations hereunder.

          15.2 Attorneys' Fees. If any legal action, arbitration or other proceeding is commenced in connection with this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

          15.3 No Waiver. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

          15.4 Entire Agreement. This Agreement contains the entire agreement between the parties regarding the Properties and supersedes all prior agreements and communications, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

          15.5 Survival. Except for the Surviving Obligations (which are those obligations contained in Sections 2.4, 4.4, 4.5, 4.6, 5.2(c), 5.3, 5.4, 6, 7, 10, 12, 14, 15.2, 15.5 (subject, however, to the limitations contained in Sections 16.2 and 16.3), 15.6, 15.8, 15.9, 15.10, 15.13, 15.14, 16 and 17), the agreements, warranties and representations contained in this Agreement shall not survive the Closing or earlier termination of this Agreement.

          15.6 Successors. Subject to Section 15.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns including, without limitation, any successor liquidating trusts.

          15.7 Assignment. This Agreement and all rights of Buyer arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Buyer, in whole or in part, without the prior consent of Seller, which consent shall be given or denied as determined by Seller in its sole discretion. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to any company of which Buyer has a controlling interest in without first obtaining Seller's prior written consent, provided that no assignment by Buyer of its rights under this Agreement, whether consented to by Seller or for which Seller's consent is not required, shall relieve Buyer of its obligations under this Agreement.

          15.8 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

          15.9 Review by Counsel. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          15.10 Public Announcement of Sale. Seller and Buyer agree to cooperate in good faith with the other in connection with the issuance of public announcements concerning the transaction contemplated by this Agreement.

          15.11 Not Recordable. This Agreement shall not be recorded and shall not be a lien against the Properties.

          15.12 Counterparts. This Agreement may be executed in several counterparts each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

          15.13 Further Assurances. Following the Closing, each party agrees to take such actions and execute and deliver such documents as may be reasonably necessary to consummate the transactions contemplated by this Agreement. This Section 15.13 shall survive the Closing.

          15.14 Waiver of Jury Trial. Each party hereby waives any right to trial by jury with respect to any action or proceeding brought in connection with a default by either party under this Agreement or to enforce any obligations owing by one party to the other under this Agreement. Each party agrees that this Agreement constitutes a written consent to waiver of trial by jury pursuant to California Code of Civil Procedure Section 631, and that either party may file this Agreement with the clerk or judge of any court of competent jurisdiction.

          15.15 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns (subject to any limitations imposed under this Agreement on a party's ability to assign its rights under this Agreement). There are no third party beneficiaries to this Agreement, either express or implied.
          15.16 Exhibits and Schedules. The following is a list of Exhibits and Schedules to this Agreement:

     Exhibit A      Street Address/Name of Properties
     Exhibit A-1    Legal Description of Properties
     Exhibit B      Tangible Personal Property
     Exhibit C      Leases and Occupancy Agreements
     Exhibit D      Form of Estoppel
     Exhibit E      Grant Deed
     Exhibit F      Bill of Sale
     Exhibit G      Assignment and Assumption of Contracts
     Exhibit H      Assignment and Assumption of Leases
     Exhibit I      FIRPTA Affidavit
     Exhibit J      Capital Improvement Schedule
     Exhibit K      Promissory Note
     Exhibit L      Nohr Deed of Trust
     Exhibit M      Datedown Certificate
     Exhibit N      Closing Cost Allocations


     Schedule 1     List of Environmental Assessments
     Schedule 2     List of Preliminary Title Reports
     Schedule 3     List of Surveys

     16.  LIMITATION ON SELLER'S LIABILITY.

          16.1 Limits on Seller's Liability. Anything in this Agreement to the contrary notwithstanding, the Seller shall have no liability to Buyer for a breach of Seller's representations and warranties contained in Section 7.1 above and no obligation to indemnify Buyer pursuant to Section 12.1 above unless and until the aggregate amount of liability for a breach of Section 7.1 and the loss subject to indemnification pursuant to Section 12.1 exceeds One Hundred Fifty Thousand Dollars ($150,000) (in which case Seller's liability and indemnification obligations pursuant to Sections 7.1 and
12.1 shall only be to the extent of such excess). Once the aggregate amount of liability for a breach of Section 7.1 and loss subject to indemnification pursuant to Section 12.1 has exceeded $150,000, Seller shall have no liability to Buyer or obligation to indemnify Buyer for any discrete occurrence of liability or loss in an amount that is less than Twenty-Five Thousand Dollars ($25,000). Seller's aggregate liability for a breach of Section 7.1 and obligation to indemnify Buyer pursuant to Section 12.1 shall not exceed One Million Dollars ($1,000,000). Moreover, except to the extent of Misapplied Funds (as hereafter defined) Buyer's sole recourse against Seller for a breach of Section 7.1 and to recover any loss that Seller is obligated to indemnify Buyer against pursuant to Section 12.1 shall be against the funds held in the Reserve Fund (as defined in Section 17 below).
Buyer shall not have any recourse against, nor shall any judgments be recorded or liens assessed against, (i) any officer, director or shareholder of Seller, or any assets of any of the foregoing individuals, or (ii) except to the extent of Misapplied Funds, Seller or any assets of Seller other than the Reserve Fund, with respect to Seller's liability for a breach of Section 7.1 and Seller's indemnity obligations pursuant to Section 12.1. If there should be Misapplied Funds, Buyer shall, subject to the limitations contained in the first three sentences of this Section 16.1, be entitled to pursue Seller and the assets of Seller other than the Reserve Fund to the extent of the Misapplied Funds. As used herein, "Misapplied Funds" means any funds held in the Reserve Fund that were used by Seller for a purpose other than those allowed in Section 17.1.

          16.2 Initial Claims Cut-Off. Notwithstanding anything to the contrary contained in this Agreement, written notice of any claim of loss that either party hereto believes is subject to recovery or indemnification pursuant to a breach of Section 7.1 or pursuant to
Section 12.1 (with Seller as the Indemnifying Party) or a breach of
Section 7.2 or pursuant to Section 12.2 (with Buyer as the Indemnifying Party) (a "Claim") must be received by the Indemnifying Party, if at all except as provided in Section 16.3 below, by no later than October 15, 1996. Except as provided in Section 16.3 below, written notice of any Claim that is received by the Indemnifying Party after October 15, 1996 shall be unenforceable as against the Indemnifying Party. If there is any dispute between the parties concerning a Claim (e.g., whether a duty to indemnify is owed or the magnitude of the loss), then such dispute shall be subject to arbitration in the manner provided for in Section 16.5.

          16.3  Final Claims Cut-Off.   If a party makes a Claim,
the Indemnifying Party receives written notice of such Claim after October 15, 1996 but before November 30, 1996 and the party making the Claim is able to obtain, on or before November 30, 1996, injunctive relief as to such Claim (e.g., a preliminary injunction or temporary restraining order) from a court with appropriate jurisdiction over the matter, then such matter shall be subject to arbitration as provided in Section 16.5 and shall be enforceable against the Indemnifying Party (if an obligation to indemnify is owing). If a party makes a Claim and the Indemnifying Party fails to receive written notice of such Claim by November 30, 1996 or the party making the Claim is able to unable to obtain, on or before November 30, 1996, injunctive relief as to such Claim from a court with appropriate jurisdiction over the matter, then the Indemnifying Party shall have no obligation to indemnify the first party with respect to such Claim.

          16.4 Survival. Neither the period of survival nor the liability of a party with respect to a Claim shall be reduced by any investigation made at any time by or on behalf of the Indemnifying Party. If written notice of a Claim has been received by the Indemnifying Party on or prior to the deadlines specified in Sections
16.2 and 16.3 above, then the relevant representations and warranties shall survive as to such Claim until such Claim has been finally resolved.

          16.5 Arbitration. All disputes subject to arbitration pursuant to this Section 16 and pursuant to Section 17 below shall be resolved by the Arbiter. No later than November 15, 1995, Seller and Buyer shall agree on the identity of the Arbiter. For the purposes of this Agreement, the term "Arbiter" means a firm or person mutually acceptable to Buyer and Seller, so long as such Arbiter, at the time that any matter is referred to the Arbiter, is not performing services for either the Buyer or Seller. The parties agree that they shall, prior to the expiration of the Due Diligence Period and as a condition to the satisfaction of the Due Diligence Conditions, agree on a list of three individuals who shall each be an acceptable Arbiter. If a Claim should thereafter arise which is subject to arbitration under this Agreement, then the Indemnifying Party shall select any one of the three individuals on the list and such individual shall, subject to his or her availability and provided that such individual has not performed services for either party in the immediately preceding two year period, arbitrate the Claim. If such individual is not available or has performed services for either party in the immediately preceding two year period, then the Indemnifying Party shall select one of the other two individuals. In each case where a matter is referred to the Arbiter, (i) the Arbiter may retain such other experts and consultants as deemed appropriate by the Arbiter to resolve the disputes referred to such Arbiter, (ii) the decision of the Arbiter shall be final and binding on the parties hereto and shall be enforceable in any court having jurisdiction on an expedited basis, which shall, for the purposes hereof be a date no later than thirty
(30) days after the date the Arbiter receives notice of a request to arbitrate, and (iii) the fees and expenses of the Arbiter (including the costs of any experts or consultants retained in accordance with clause (i) above) shall be borne equally by Buyer and Seller.


     17.  RESERVE FUND.

     17.1 Establishing Reserve Fund. On the Closing Date, Seller shall deposit the sum of One Million Dollars ($1,000,000) in an interest bearing account or accounts (the "Reserve Fund") held with The Bank of California or some other depository reasonably acceptable to Buyer. The Reserve Fund may also be invested in cash equivalent investments (such as certificates of deposit) or Federal or state government obligations (such as treasury bills). Seller shall use the Reserve Fund only to pay the following obligations:

     (i)  Seller's indemnity obligations arising out of Section 12.1;

     (ii) to the extent any of the following items in this Section 17.1(ii) are not paid for by insurance when due to be paid by Seller or its officers or directors, all costs and expenses (including, without limitation, attorneys', accountants' and consultants' fees and costs) incurred by Seller or any officer or director of Seller in defending any claims, causes of action or other litigation that are brought against Seller or any officer or director of Seller (in their capacities as an officer or director of Seller), whether such claims, causes of action or other litigation are adjudicated in the courts, by way of arbitration or mediation or otherwise (an "Action");

     (iii) the amount of any settlement to be paid by Seller or Seller's officers or directors to settle any Action; and

     (iv) the amount of any binding judgment rendered against Seller or Seller's officers or directors in connection with an Action, whether such judgment is rendered in a court, an arbitration or mediation proceeding or otherwise.

     17.2 Reduction of Reserve Fund. Seller covenants that as of September 30, 1996, the Reserve Fund shall contain funds in an amount at least equal to the Minimum Fund Level. As used herein, the "Minimum Fund Level" shall be the lesser of (i) Five Hundred Thousand Dollars ($500,000), or (ii) an amount equal to $1,000,000, less the total amount paid to Buyer out of the Reserve Fund in order to fulfill Seller's indemnity obligations under Section 12.1. Except for those funds necessary to satisfy any Claims of Seller that have been timely brought and remain pending in arbitration or for which injunctive relief has been granted pursuant to Section 16 ("Pending Funds"), all funds remaining in the Reserve Fund after November 30, 1996 may be used by Seller for any purpose and without regard to the limitations contained in Section 17.1. Seller and Buyer agree to exercise commercially reasonable efforts to resolve all underlying Claims that have not been resolved as of November 30, 1996 by no later than December 31, 1996 so that the Pending Funds can either be applied against the underlying Claims and/or released to Seller by December 31, 1996.

     17.3 Statements of Withdrawals. On or before the 15th day of each month following the Closing Date and continuing through December 15, 1996, Seller agrees to provide Buyer with a statement that shows all withdrawals made by Seller from the Reserve Account and identifies with reasonable particularity the purpose(s) for such withdrawals. On the written request of Buyer, Seller shall provide Buyer with copies of bills, invoices, pleadings and other documents that reasonably substantiate the amount and purpose of any withdrawal from the Reserve Account.

     17.4 Security Interest. As security for its indemnity obligations pursuant to Section 12.1, Seller agrees to provide Buyer with a first lien priority security interest in the Reserve Fund pursuant to a form of security agreement approved by Seller and Buyer, in each case such approval not to be unreasonably withheld, together with such other documents as Buyer shall reasonably request to perfect the security interest created by the security agreement. The security agreement shall expressly provide that Seller may withdraw funds from the Reserve Account without obtaining Buyer's prior consent, subject to Section 17.2.

     17.5 Disputes Concerning Reserve Fund. All disputes concerning the Reserve Fund and the obligations created in this Section 17 shall be submitted for arbitration in the manner provided for in Section
16.5 above.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     Seller:             LANDSING PACIFIC FUND, INC.,
                         a Maryland corporation

                         By:  /s/  Joseph M. Mock
                              Joseph M. Mock
                         Its: Executive Vice President


     Buyer:              BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation


                         By:  /s/  Donald A Lorenz
                              Donald A. Lorenz
                         Its: Executive Vice President


Escrow Holder acknowledges and agrees that (i) it has received and is holding the Deposit and will hold the Earnest Money Deposit in accordance with Section 2.1 of this Agreement, and (ii) it shall comply with all provisions of this Agreement that impose obligations on it.

                         FIRST AMERICAN TITLE INSURANCE
                         COMPANY

                         By:  /s/  Liz Treangen
                              Liz Treangen
                         Its: SPEO
                              (Special Project Escrow Officer)

                                 EXHIBIT A


                     STREET ADDRESS/NAME OF PROPERTIES

                                   SQUARE
PROJECT                            FOOTAGE

San Mateo Co., California
301 E. Grand                       57,846
342 Allerton                       69,312
410 Allerton                       46,050
400 Grandview                     107,004
417 Eccles                         24,624

Alameda Co., California
Westinghouse Dr.                   24,030
Auburn Court                       68,030
Nohr Plaza                         12,141


Denver Co., Colorado
Bryant St. Annex                   55,000
Bryant St. Quad                   155,518


El Paso Co., Colorado
Academy Place                      84,386


Ramsey Co., Minnesota
St. Paul East                      77,000
St. Paul West                     108,750


Washington Co., Oregon
Twin Oaks Business                 65,238
Twin Oaks Technology               94,174

                                1,049,103

                                EXHIBIT A-1
                      LEGAL DESCRIPTION OF PROPERTIES


301 EAST GRAND

PARCEL I:

Lot 1, as said Lot is shown on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1-C, SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which Map was filed in the Office of the Recorder of the County of San Mateo, State of California on September 23, 1968, in Book 68 of Maps at pages 20 and 21.

EXCEPTING THEREFROM so much of said Lot as is included with the boundary lines of the Subdivision as designated on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK, UNIT NO. 3, SOUTH SAN
FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the office of the Recorder of the County of San Mateo, State of California on March 24, 1972, in Book 74 of Maps at pages 41 through 45 inclusive.

PARCEL II:

BEGINNING at the Northeasterly corner of Lot 1, Block 1, as said Lot and Block are shown on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1-C, SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the office of the Recorder of the County of San Mateo, State of California on September 23, 1968, in Book 68 of Maps at Pages 20 and 21; thence from said point of beginning Southwesterly and Southerly, along the Southeasterly and Easterly lines of said Lot 1 to a point of cusp with the general Westerly line of Grandview Drive as said Drive is shown on the Map entitle, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 3, SOUTH SAN FRANCISCO, SAN MATEO COUNTY CALIFORNIA", which Map was filed in the Office of the Recorder of the County of San Mateo, State of California on March 24, 1972, in Book 74 of Maps at pages 41 through 45, inclusive, thence Northeasterly along the last mentioned line to the Easterly prolongation of the Northerly line of said Lot 1; thence Westerly along said prolongation to the point of beginning.

A.P. No.:  015-053-010             JPN 015 005 053 01 A

342 ALLERTON

PARCEL I:

Lot 2, as said Lot is shown on the map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1-C SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California, on September 23, 1968, in Book 68 of Maps at pages 20 and 21.

EXCEPTING from said Lot 2, so much of said Lot as included within the boundary lines of the subdivision as designated on the map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 3 SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on March 24, 1972, in Book 74 of Maps at pages 41 through 45, inclusive.

PARCEL II:

BEGINNING at the Southeasterly corner of Lot 2, Block 1, as said Lot and Block are shown on the map entitle, "CABOT, CABOT & FORBES INDUSTRIAL PART UNIT NO. 1C SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on September 23, 1968, in Book 68 of Maps at pages 20 and 21; thence from said point of beginning Northeasterly along the Southeasterly line of said Lot 2 to a point of cusp with the general Westerly line of Grandview Drive as said Drive is shown on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 3 SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on March 24, 1972, in Book 74 of Maps at pages 41 through 45, inclusive, thence Southeasterly along the last mentioned line to the Easterly prolongation of the Southerly line of said Lot 2; thence Westerly along said prolongation to the point of beginning.

PARCEL III:

BEGINNING at the Southwesterly point of intersection of the Southeasterly line of Lot 2, Block 1, as said Lot and Block are shown on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1-C SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on September 23, 1968, in Book 68 of Maps at pages 20 and 21; with the Northwesterly line of Grandview Drive as said Drive is shown on the Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 3, SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA" , which map was filed in the office of the Recorder of the County of San Mateo, State of California on March 24, 1972, in Book 74 of Maps at pages 41 through 45, inclusive; thence from said point of beginning Northeasterly, Northerly and Northwesterly, along the Southwesterly line of Cabot Court, as said Court is should on said last mentioned Map to the said Southeasterly line of Lot 2, Block 1; thence Southwesterly along the last mentioned line to the point of beginning.

A.P. No.   015-053-020             JPN 015 005  053  02 A

410 ALLERTON

Lot 3, as shown on that certain Map entitled, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1-C SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on September 23, 1968, in Book of Maps at pages 20 and 21.

A.P. No.  015-052-010                   JPN 015  005  052  01 A

400 GRANDVIEW

PARCEL I:

Parcel 31, as designated on the map entitled, "BEING A RE-SUBDIVISION OF PARCELS 17 AND 18 OF PARCEL MAP RECORDED IN VOLUME 25 OF MAPS AT PAGE 344, SAN MATEO COUNTY RECORDS AND OF PARCEL 27 OF PARCEL MAP RECORDED VOLUME 38 OF MAPS AT PAGE 10, SAN MATEO COUNTY RECORDS AND A PORTION OF LANDS OF ARTHUR S. HASKINS, DESCRIBED IN DEED RECORDED ON JUNE 1, 1976, IN VOLUME 7141; OF DEEDS AT PAGE 390, SAN MATEO COUNTY RECORDS, which map was filed in the office of the Recorder of the County of San Mateo, State of California on August 18, 1978 in Book 43 of Parcel Maps at page 23.

PARCEL II:

An easement for storm drainage purposes and maintenance of a storm drain line at the base of the slope providing storm drainage and connecting with the storm drainage system located in East Grand Avenue in, over and across the premises described as follows:

All that certain real property situate in the City of South San Francisco, County of San Mateo, State of California and being a portion of Lot 1, Block 1, as said lot and block are delineated and so designated upon that certain map entitled, "BENNETT AND KAHNWEILER, INDUSTRIAL SUBDIVISION, SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", filed for record August 23, 1972 and recorded in Volume 77 of Maps at pages 13 and 14, records of San Mateo County and being more particularly described as follows:

BEGINNING at the Southeast corner of said Lot 1, Block 1 running thence North 7 degrees 00 ' 00" West, 90.00 feet; thence North 1 degree 30' 00" East; 40.00 feet; thence North 3 degrees 30' 00" West, 130'00; thence North 8 degrees 10'00" West, 215.00', thence North 17 degrees 30'00" West, 50.69 feet; thence North 45 degrees 00' 00" East
90.00 feet to the Northeast corner of said Lot 1, Block 1; thence due South 583.88 feet to the point of beginning.

Said easement is appurtenant to parcel above and was created by that certain instrument recorded September 6, 1972 in Book 6224, at page 660, Official Records.

An easement for ingress and egress over all of that certain area designated as "Proposed Ingress-Egress Easement (Reserved for Successors in Interest to Parcel 31)", and lying within "PARCEL 32" as shown on that certain Parcel Map recorded August 18, 1978, in Book 43 of Parcel Maps at page 23 in the Records of San Mateo County, State of California; said area being more particularly described as follows:

Beginning at the Southwesterly corner of Said "PARCEL 32" and said easement; Thence in a clockwise direction along the perimeter of said easement, the following courses:

North 62.66 feet; North 89 degrees 45' 23" East 420.00 feet; South 00 degrees 14' 37" East 60.00 feet; South 89 degrees 45' 23" West 345.89 feet; and South 25 degrees 25' 33" West 31.30 feet (shown in error on said map as being a line radial to the center of curvature of the Northeasterly line of East Grand Avenue having a radius of 787.55 feet) to a point at the beginning of a non-tangent curve to the left;

Thence continuing along said perimeter in Northwesterly direction along the arc of last said curve to the left having a tangent bearing of North 65 degrees 03' 45" West, a radius of 787.55 feet; a central angle of 04 degrees 48 ' 03 ", an arc distance of 65.99 feet returning to the point of beginning.

Said easement was created by that certain instrument recorded August 2, 1985 under Recorder's Serial No. 85078200 of Official Records of San Mateo County, California

A.P. No.:  015-520-380             JPN  015 025 256 16 A
                                   015 025 250 02 A
                                   015 025 250 09 A

417 ECCLES

PARCEL I:

Lot 4, in Block 15, as shown on that certain Map entitled, "SOUTH SAN FRANCISCO INDUSTRIAL PARK UNIT 3-B SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", which map was filed in the office of the Recorder of the County of San Mateo, State of California on March 24, 1965 in Book 62 of Maps at pages 3, 4, 5, 6, 7 and 8.

PARCEL II:

Easement for purposes of vehicular travel as created by Amended Order Granting Summary Judgement and Amended Judgement had in United States Bankruptcy Court, Northern District of California, adversary proceeding No. 93-3-103TC, entitled Landsing Pacific Fund, Plaintiff, vs. LDP-III Realty Services Corporation, a certified copy of which recorded August 3, 1993, Series No. 93129773, San Mateo County Records, and as modified by Amended Order filed October 7, 1993, a certified copy of which was recorded October 8, 1993, Series No. 93171908, San Mateo County Records.

A.P. No.:   015-071-240                 JPN  015  007  071  24  A

410 WESTINGHOUSE

PARCEL ONE:

Lot 23, Tract 4464, filed July 11, 1980, Map Book 120, Page 9, Alameda County Records.

PARCEL TWO:

A non-exclusive easement for ingress and egress and storm drain purposes, across Lot 24 for the benefit of Lot 23 as conveyed in that certain instrument entitled "Easement" and executed by S.K. Brown Project 24, a California limited partnership to Marathon Project HRM Associates, a California general partnership, recorded May 14, 1984, Series No. 84-093292, Alameda County Records.

Being a strip of land 12 feet in width, the Southerly line of which being more particularly described as follows:

Beginning at the corner common to Lots 23 and 24 and Westinghouse Drive as said lots and drive are shown on the Map of Tract 4464, recorded in Map Book 120, Page 9, Alameda County Records; thence from said point of beginning along said common line North 65 degrees 08' 00" East 248.56 feet to the terminus of this description.

Excepting therefrom all curbs, walkways and parking areas lying within said 12 foot strip of land.

A.P. No.:  519-1681-26

AUBURN COURT

Lots 5, 6 and 7, Tract 4200, filed August 30, 1979 in Book 112 of
Maps, Page 85, Alameda County Records.

A.P. Nos.  519-1680-010 and
     519-1680-011-01

NOHR PLAZA

Lots 19, 20, 21, 22, 23, 24, 25, 26, 27, Tract 557 filed October 19,
1939, in Book 29 of Maps, Page 52, Alameda County Records.

A.P. No 077-0554-004-01

BRYANT STREET ANNEX

THAT PORTION OF THE NORTH HALF OF THE SE 1/4 NE 1/4 OF SECTION 8,
TOWNSHIP 4 SOUTH, RANGE 68 WEST OF THE 6TH P.M., DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE SE 1/4 NE 1/4 OF SECTION 8, TOWNSHIP 4 SOUTH, RANGE 68 WEST, THENCE SOUTHERLY ON THE WEST LINE OF SAID SE 1/4 NE 1/4 OF SAID SECTION 8, 630.50 FEET; THENCE EASTERLY ON A LINE PARALLEL TO THE NORTH LINE OF WEST SECOND AVENUE 22.70 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID LINE 300.88 FEET TO A POINT; THENCE AT AN ANGLE TO THE LEFT OF 89 DEGREES 59' 30",
270.64 FEET TO A POINT ON THE SOUTH LINE OF WEST 3RD AVENUE, THENCE ON AN ANGLE TO THE LEFT 89 DEGREES 59', 301.74 FEET TO A POINT; THENCE AT AN ANGLE TO THE LEFT, 90 DEGREES 12', 270.77 FEET TO THE POINT OF THE BEGINNING.

CITY AND COUNTY OF DENVER
STATE OF COLORADO

WITH THE EXCEPTION OF THE EAST .50 FEET WHICH IS LEGALLY DESCRIBED AS
FOLLOWS:

THAT PART OF the SE 1/4 NE 1/4 OF SECTION 8, TOWNSHIP 4 SOUTH, RANGE 68 WEST OF THE 6TH P.M.,

CITY AND COUNTY OF DENVER
STATE OF COLORADO

MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NW CORNER OF THE SE 1/4 NE 1/4 OF SECTION 8, TOWNSHIP 4 SOUTH, RANGE 68 WEST; THENCE SOUTHERLY ALONG THE WEST LINE OF SE 1/4 NE 1/4 OF SECTION 8, TOWNSHIP 4 SOUTH, RANGE 68 WEST, 630.50 FEET TO A POINT, THENCE EASTERLY ON A LINE PARALLEL TO THE NORTH LINE OF WEST 2ND AVENUE, 323.08 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING EAST ALONG THE AFOREMENTIONED LINE A DISTANCE OF .050 FEET; THENCE ON AN ANGLE TO THE LEFT OF 89 DEGREES 59'30" A DISTANCE OF 270.64 FEET TO A POINT ON THE SOUTH LINE OF WEST 3RD AVENUE; THENCE WEST ON AN ANGEL TO THE LEFT OF 89 DEGREES 59' 00", AND ALONG SAID SOUTH LINE OF WEST 3RD AVENUE A DISTANCE OF 0/50 FEET; THENCE SOUTH ON AN ANGLE TO THE LEFT OF 90 DEGREES 01'00", A DISTANCE OF 270.64 FEET TO THE TRUE POINT OF BEGINNING.

CITY AND COUNTY OF DENVER
STATE OF COLORADO

BRYANT STREET QUAD

PARCEL I

ALL THAT PART OF the NORTH HALF OF THE SOUTHEAST QUARTER OF THE
NORTHEAST QUARTER OF SECTION 8, TOWNSHIP 4 SOUTH, RANGE 68 WEST OF THE 6TH P.M., IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO,
DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EASTERLY LINE OF BRYANT STREET WITH THE NORTHERLY LINE OF WEST 2ND AVENUE; THENCE ALONG SAID NORTHERLY LINE, EASTERLY 350.9 FEET TO THE SOUTHEAST CORNER OF THAT TRACT OF LAND CONVEYED TO JACK D'DOMENICO BY DEED RECORDED NOVEMBER 12, 1910 IN BOOK 2147 AT PAGE 432, AND THE SOUTHWEST CORNER OF THAT TRACT OF LAND DESIGNATED AS PARCEL NO. 1 IN ORDINANCE NO. 292 SERIES OF 1971 OF THE CITY AND COUNTY OF DENVER RECORDED JULY 30, 1971 IN BOOK 360 AT PAGE 667; THENCE ALONG THE WESTERLY LINE OF SAID PARCEL NO 1 AND PARALLEL WITH THE EASTERLY LINE OF BRYANT STREET, NORTHERLY 10 FEET TO THE NORTHWEST CORNER OF SAID PARCEL NO 1 BEING THE TRUE POINT OF BEGINNING, THENCE CONTINUING NORTHERLY, PARALLEL WITH THE EASTERLY LINE OF BRYANT STREET, 276.73 FEET; THENCE WESTERLY, ON AN ANGLE TO THE LEFT OF 89 DEGREES 56'33" PARALLEL WITH THE SOUTHERLY LINE OF WEST 4TH AVENUE, 210.9 FEET; THENCE NORTHERLY, ON AN ANGLE TO THE RIGHT OF 90 DEGREES 03', PARALLEL WITH THE EASTERLY LINE OF BRYANT STREET
333.97 FEET, MORE OR LESS, TO THE SOUTHERLY LINE OF WEST 4TH AVENUE; THENCE ON AN ANGLE TO THE RIGHT OF 89 DEGREES 57' EASTERLY ALONG SAID SOUTHERLY LINE, 666.65 FEET, MORE OR LESS, TO THE EAST LINE OF THE AFORESAID SECTION 8; THENCE SOUTHERLY ON AN ANGLE TO THE RIGHT OF 90 DEGREES 02' 31", ALONG SAID EAST LINE, 333.97 FEET, MORE OR LESS, TO THE NORTHEAST CORNER OF THAT TRACT OF LAND CONVEYED TO EDWIN W. MCLAIN AND PEARL M. MCLAIN BY DEED RECORDED AUGUST 12, 1969 IN BOOK 70 AT PAGE 666, THENCE WESTERLY ON AN ANGLE TO THE RIGHT OF 89 DEGREES 53' 03" PARALLEL WITH THE AFORESAID NORTHERLY LINE OF WEST 2ND AVENUE, 140 FEET; THENCE SOUTHERLY ON AN ANGLE TO THE LEFT OF 89 DEGREES 53' 03" PARALLEL WITH THE EAST LINE OF SAID SECTION 8, 274.74 FEET, MORE OR LESS, TO THE NORTHERLY LINE OF THE AFORESAID PARCEL 1; THENCE WESTERLY ON AN ANGLE TO THE RIGHT OF 89 DEGREES 53' 03", ALONG SAID NORTHERLY LINE 315.82 FEET, MORE OR LESS, TO THE TRUE POINT OF BEGINNING.

CITY AND COUNTY OF DENVER
STATE OF COLORADO

ACADEMY PLACE

PARCEL A:

Lot 2 in Block 1 in TARGET-ACADEMY PLACE SUBDIVISION NO. 4, CITY OF COLORADO SPRINGS, COUNTY OF EL PASO, STATE OF COLORADO

PARCEL B:

Lot 3 in Block 1 in TARGET ACADEMY PLACE SUBDIVISION NO. 3, A REPLAT OF LOTS 2, 3 & 4, TARGET-ACADEMY PLACE SUBDIVISION NO. 2 COUNTY OF EL PASO, STATE OF COLORADO

ST. PAUL EAST

The land referred to is situated in the State of Minnesota, County of Ramsey, and is described as follows:

Lots 1 and 2, Block 2, Maplewood Office Center.

ST. PAUL WEST

The land referred to is situated in the State of Minnesota, County of Ramsev, and is described as follows:

That part of the East Half of the Northeast Quarter of Section 18, Township 29, Range 22, lying Westerly of Interstate Highway 35E, except the North 900 feet thereof, together with the right to construct and maintain a 33 foot road, either private or public, along the Westerly 33 feet of said East Half for 210 feet North of the right of way line of County Road A2.

TWIN OAKS BUSINESS

Lots 1, 2 and 3, QUADRANT BUSINESS CAMPUS, in the County of Washington and State of Oregon;

TWIN OAKS TECHNOLOGY

Lots 4, 5, 6 and 13, QUADRANT BUSINESS CAMPUS, in the County of
Washington and State of Oregon.

                                 EXHIBIT B

                        TANGIBLE PERSONAL PROPERTY

     One (1) Bangor walk-in freezer approximately 21 feet wide by 48 feet long and approximately 15 feet high located at Bryant Street Quad within 2475 W. 2nd Avenue, Suite 35 (formerly known as Suite 34 or Suite 34A).

                                 EXHIBIT C

                      LEASES AND OCCUPANCY AGREEMENTS


          410 ALLERTON

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
410  See's Candies, Inc.           04/30/98       46,050

          400 GRAND VIEW

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
400  Toshiba American MRI, Inc.    12/31/96       21,841
402  Eagle USA Air Freight         08/15/97        3,852
406  Eagle USA Air Freight         08/15/97        3,697
410  Kuehne & Nagel, Inc.          06/30/97       26,800
440  Eagle USA Air Freight         08/15/97       13,161
448  Hellman Int'l Forwarders      05/31/99       18,789
458  East Texas Distributing       01/05/97       18,864

          342 ALLERTON

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
342  Burlington Air Express, Inc.  03/31/97       19,751
510  Triple J. Merchant Int'l      03/31/97        9,720
342A Danzas Corporation            02/28/99       30,953
510A Amerford/Fashion Air/TC Trans 08/31/97        8,888

          301 EAST GRAND

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
301  Radix Group International     06/30/98       26,240
325  Office Furniture King         10/31/99       14,400

          417 ECCLES

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
417  Haitai America, Inc.          12/31/97       12,960
419  Ash Equipment Co., Inc.       08/31/97       11,664

          WESTINGHOUSE

Unit No.  Tenant Name              Lease Exp.     Sq.Ft.
1    SMT Unlimited, L.P.           09/30/97       24,030

          AUBURN COURT

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
850  Eternal Electronics, Inc.     10/24/98       15,755
860  Bond Technologies, Inc.       09/14/98       16,095
910  Dow Corning Corp.             04/30/98       12,060
920  Data-Com Cable, Inc.          01/31/99        5,960
930  Alteq Industries              08/31/00        6,100
940  Unmanned Solutions            07/31/00       12,060

          NOHR PLAZA

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
2    ABC Engraving                 04/30/99       1,344
3    San Leandro Optometry         12/31/97       1,280
4    Oasis Laundry                 04/06/03       2,624

          St. PAUL EAST

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
1    Separation Technology, Inc.   08/31/98       12,300
7    Tillgess Certified Orthotic   05/31/00        4,200
9    Dynequip, Inc.                09/30/99        4,200
11   Voyager Distributing, Inc.    03/31/96        4,650
13   Eye Technology, Inc.          10/31/98       19,000
17   Soo Line Railroad Company     11/30/97       10,200
22   St. Paul Pathology, P.A.      07/31/95        1,500
23   EMD Associates, Inc.          03/31/96        1,500
24   American National Insurance   12/31/95        1,500
25   Linn Building Maintenance     02/28/96        2,250
31   Federal Communications Comm   07/07/03        2,889
32   Phoenix Alternatives          11/30/97        4,950

          St. PAUL WEST

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
2    Monthly Menu                  02/28/98        5,000
6    Woodland Hills Church         06/30/00        2,540
8    Mincor Construction, Inc.,    04/30/98        3,620
11   City Auto Glass               07/31/00        1,560
12   Corrosion Control Corp.       05/31/97        2,180
13   American Residential Mortgage 02/29/96        2,280
15   Rosewood Construction Svcs.   04/30/98        3,680
17   American Guardian Insurance   09/30/96        1,005
18   TSE, Inc.                     01/31/99        2,250
19   Riede Systems, Inc(Omni Tech) 09/30/96        9,920
23   Braun Intertec Engineering    10/31/97       11,770
29   Fantastic Floors              09/30/96        2,180
30   Norby and Associates, Inc.    06/30/96        1,560
31   St. Paul Agency, Inc.         11/30/98        3,680
33   City Wide Carpet Care         09/30/95        1,870
34   Combustion Control Eng.       05/31/95        2,480
36   TLC Electronics               08/31/99        4,920
37   Delta Medical Systems, Inc.   05/31/97        5,000
39   Arnell Business Forms, Inc.   06/30/99        4,430
41   Allstate Insurance Company    01/04/99        1,890
45   Microframe, Inc.              12/31/98        4,320
47   Rotary Automation, Inc.       01/31/96        2,180
48   Aura, Inc.                    06/30/94        1,560
49   G&B Promotions(Bonnie Germond)01/31/97        1,790
50   Add+on Temporary Services     04/30/98        1,890
51   NW Artificial Lim & Brace     05/31/97        1,870
52   T.J. Food Ventures, Inc.      05/31/99        2,560

          ACADEMY SHOPPING CENTER

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
5060 Safeway #835
5100 Webco First Bank
5110 Ross Stores #73               01/31/00       38,703
5138 King One Hour Dry Cleaners    07/31/98        1,280
5140 Mail Boxes, Etc. Store 14     07/31/00        1,200
5142 Hoover Company                07/31/98        1,306
5144 Cost Cutters                  03/31/96        1,760
5146 Ray's Hallmark                01/31/98        2,746
5148 Once Upon a Child             05/31/99        2,149
5150 Landmark Tours & Travel Ltd   05/31/00          830
5154 A Sunshine Florist & Book St  12/31/98        3,924
5156 Chuck E Cheese #558           12/31/01       10,826
5160 Famous Footwear #59           08/31/97        6,030
5164 Household Finance             11/30/00        2,400
5168 Wall Units                    01/31/98        3,240
5170 Edison Bros. Apparel Store    11/14/97        3,633
5172 Colo Springs Mattress Facto   04/30/99        3,014
5190 Perkins Restaurant #8190
5240 Target Stores

          BRYANT STREET QUAD

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
1    Distinctive Tent Rentals      12/31/99        9,372
3    AE Clevite                    11/09/98       12,672
5    AKRIT Appliance Supply Co.    12/31/00       12,672
7    Paragon Reproductions, Inc.   12/31/97        8,672
12   Meadow Creek Sales, Inc.      08/31/97       10,457
14   Collectors Edge               07/31/97        9,019
18   Car-go of Colorado, Inc.      11/30/97        3,840
24   Clayton Distributing          03/31/97       17,440
27   1st Choice Leather & Shoe     05/31/98        2,938
29   ALP Enhanced Systems(Cerberus)09/31/95        4,496
30   Spectrum Data Products, Inc.  09/30/97        6,601
34A  Equipment Connection, Inc.    01/31/98        1,908
35   Economy Greek Market          06/30/97        3,179
36   Plastiprint Incorporated      05/31/96       10,640
44   King Soopers, Inc.            02/28/96       20,726
51   Mattress Firm                 09/30/97        4,875
56   Modine Manufacturing          02/29/96       16,055

          BRYANT STREET ANNEX

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
1    Denver General Hospital       03/22/96       42,148
5    PPG Industries                05/31/96       12,852

          TWIN OAKS BUSINESS & TECHNOLOGY

Unit No.  Tenant Name              Lease Exp.     Sq. Ft.
A200 Madden Industrial Craftsmen   03/31/99        3,510
A250 Oregon Title Insurance Co.    01/31/98        2,312
A302 Insurance Options of Oregon   10/31/95          976
A305 West Coast Construction Svc   02/29/96          464
A400 Translogic Technologies, Inc. 02/28/00        3,829
B100 A.G. Crook Company            02/28/97        4,428
B150 Northwest Software, Inc.      03/31/98        2,283
B200 Pacific Laser Tech, Inc.      05/31/99        9,409
B300 Western Micro Technology      11/30/96        2,746
B700 Builders, Inc.                09/30/99        2,368
C100 Oregon micro Systems, Inc.    05/31/96        9,236
C600 Belgard Group, Inc.           07/31/97        2,239
C700 Interwest Applied Research    08/31/97        2,450
D100 United States Postal Service  07/31/96       14,522
1000 Good Samaritan Hospital       04/30/98        7,112
1060 CMS International, Inc.       10/31/00        4,650
1080 Home Care Medical,            03/31/00        3,480
2030 Direct Repair Laboratories    11/30/98        7,608
2060 Powertron, Inc.               02/29/96        2,546
2090 Lexica, Inc.                  01/31/99        2,164
2100 Corporate Executive Housing   02/29/96        2,994
3060 Nuvision Technologies, Inc.   11/30/97        4,710
3090 Leybold Vacuum Products, Inc. 10/31/95        2,215
4000 Fire Alarm & Systems, Inc.    03/31/97        1,104
4010 Rapidfire Software, Inc.      08/31/97       10,780
5000 Big John's Deli               03/31/99        1,600
5010 General Telephone Co. of NW   12/31/96       12,240
6000 Metropolitan Area Comm.       06/30/99        8,327
6025 All American Semiconductor    04/25/97        1,545
6030 Marcomtec                     09/30/98        2,926




                      EXHIBIT D

              TENANT ESTOPPEL CERTIFICATE
[WITH ATTORNMENT][NON-DISTURBANCE][AND NOTICE OF DEFAULT, ETC.]

To:  Bank of America National Trust
     and Savings Association ("Bank")
     California Real Estate Services Group No. ______

Attn:


________________________________ ("Tenant") hereby certifies and agrees that as of )_______________, 199 __:

     1. Tenant is the present owner and holder of the tenant's interest under the lease described below, as it may be amended to date (the "Lease") with ______________ as Landlord (who is called "Borrower" for purposes of this Certificate). The original landlord under the lease was _________________, and the original tenant under the Lease was ___________________________, The Lease covers approximately ________________ square feet of space on floors ________ in the building (the "Building") at the following address, __________________________, as more fully identified in the Lease (the "Premises").

     2. (a) The attached Exhibit A accurately identifies the lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

          (b) The term of the Lease commenced on ______________, 19__, and will expire on _______________, 19__, including any presently exercised option or renewal term. Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building (except as specified in ______________ a copy of which is attached hereto). The Lease provides that in addition to the Premises, Tenant has the right to use or rent ___________ parking spaces in or near the Building during the term of the Lease.

          (c) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease (except as specified in ______________ a copy of which is attached hereto).

          (d) The annual minimum rent currently payable under the Lease is $_____________ and such rent has been paid through ____________, 19___.

          (e) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in ______________ a copy of which is attached hereto). Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

          (f) Borrower currently holds a security deposit in the amount of $_______________ which is to be applied by Borrower or returned to tenant in accordance with the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

     3. (a) The Lease is in full force and effect and constitutes the entire agreement between Tenant and Borrower with respect to the Premises, and has not been modified, changed, altered or amended except as shown in Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

          (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

          (c) To the best knowledge of Tenant, no party is in default under the Lease and no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default.

          (d) The interest of Tenant in the Lease has not been assigned or encumbered.

          (e) All contributions required by the Lease to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions or other than those set forth in the Lease.

          (f) Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

     4. Tenant represents and warrants that is has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws. Except for any such legal and commercially reasonable use by Tenant, Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

          As used herein, "Hazardous Substance" means any substance, material or waste including petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

     5. Tenant hereby acknowledges that Borrower intends to encumber or has encumbered the property (the "Property") containing the Premises with a deed of trust in favor of Bank (the "Deed of Trust"). Tenant acknowledges the right of Borrower, Bank and Borrower's future lenders to reply upon the statement and representations of Tenant contained in the Certificate. Tenant hereby agrees to furnish Bank with such other and further estoppel certificates as Bank may reasonably request.

     6.   Default; Cure; Amendments; Subleases; Etc.

          (a) Notices of Default; Material Notices; Bank's Rights to Cure Default. Tenant shall send a copy of any notice of default or other material notice of similar statement under the Lease to Bank at the same time such notice or statement is sent to Borrower. In the event of any act or omission by Borrower which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until it has given Bank written notice of such act or omission and has given Bank either thirty (30) days to cure the default if the default is monetary, or a reasonable time for Bank to cure the default if the default is nonmonetary. Nothing in this Agreement, however, shall be construed as a promise or undertaking by Bank to cure any default of Borrower.

          (b)  Amendments; Subleases; Etc.   Bank, if it becomes
Purchaser of the Property or otherwise takes possession of the Property, and any other Purchaser of the Property, shall not (i) be bound by any prepayment by Tenant of more than one month's installment of rent; or (ii) be obligated for any security deposit not actually delivered to Purchaser; or (iii) be bound by any modification or amendment of or to the Lease unless the amendment or modification or amendment of or to the Lease unless the amendment or modification shall have been approved in writing by Bank; or (iv) be bound by any sublease or assignment of the Lease except as may be expressly permitted in the Lease.

          (c) Definitions of "Transfer of the Property" and "Purchaser". As used in this document, the term "Transfer of the Property" means any transfer of Borrower's interest in the Property by foreclosure, trustee's sale or other action or proceeding for the enforcement of the Deed of Trust or by deed in lieu thereof. The term "Purchaser" means any transferee, including Bank, of the interest of Borrower as a result of any such Transfer of the Property, and also includes any and all successors and assigns, including Bank, of such transferee.

     7.   Attornment.    Tenant hereby agrees that if any Transfer
of the Property should occur, Tenant shall and hereby does attorn to Purchaser, including Bank if it should become the Purchase, as the landlord under the Lease, and Tenant shall be bound to Purchase under all of the terms, covenants and conditions of the Lease for the balance of the Lease term and any extensions or renewals of it which may then or later be in effect under any validly exercised extension or renewal option contained in the Lease, all with the same force and effect as if Purchaser had been the original landlord under the Lease. This attornment shall be effective and self-operative without the execution of any further instruments, upon Purchaser's succeeding to the interest of the landlord under the Lease (subject however to Section 8 below).

     8. Non-disturbance. The enforcement of the Deed of Trust shall not terminate the Lease or disturb Tenant in the possession and use of the Premises unless at the time of foreclosure Tenant is in default under the Lease or this Agreement and Bank so notifies Tenant in writing at or prior to the time of the foreclosure sale that the Lease will be terminated by foreclosure because of such default.

     (TENANT)

     By:
     Name:
     Title:

     Bank of America National Trust
     and Savings Association

     By:
     Title:


                             EXHIBIT A
LEASE AND MODIFICATIONS; AMENDMENTS, SUPPLEMENTS AND SIDE LETTERS.

                              EXHIBIT E

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Bedford Property Investors
270 Lafayette Circle
Lafayette, California 94549



                                GRANT DEED

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, LANDSING PACIFIC FUND, INC., a Maryland corporation ("Grantor"), hereby grants to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Grantee"), that certain real property more particularly described on Exhibit A attached hereto, together with (i) any and all rights, privileges and easements appurtenant to such lands which are owned by Grantor, and (ii) all buildings, improvements and fixtures located on such real property, including any apparatus, equipment and appliances affixed thereto and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, or other services thereto (collectively, the "Property"), subject only to the matters set forth on Exhibit B attached hereto.

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the date set forth below.

DATED: December ___, 1995

     GRANTOR:            LANDSING PACIFIC FUND, INC.,
                         a Maryland corporation



                         By:  ______________________________

                              Its:  ________________________

                                 EXHIBIT A
                        [Attach legal description]

                                 EXHIBIT B


     1. Zoning and building regulations, insurance and rating codes and regulations and any other laws, codes, regulations or ordinances affecting the Property or its uses adopted by any authority having jurisdiction over the Property and its uses.

     2. All exceptions to title to the Property approved by Grantee in writing on or prior to the date of this Grant Deed.

     3. All leases and other occupancy agreements assumed by Grantee in writing on or prior to the date of this Grant Deed.

     4. Such state of facts as would be disclosed by a visual physical inspection of the Property.

     5.   Any matters created by or through Grantee.

                                 EXHIBIT F

                               BILL OF SALE



                               BILL OF SALE


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, LANDSING PACIFIC FUND, INC., a Maryland corporation ("Seller"), does hereby sell, convey and assign to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, the tangible personal property more particularly described on Exhibit A attached hereto (the "Personal Property").

     The Personal Property is being sold, conveyed and assigned on an "AS IS" basis, without representation or warranty of any kind, either express or implied, including, without limitation, implied warranties of merchantability or fitness for a particular purpose.

DATED as of December ___, 1995

               LANDSING PACIFIC FUND, INC.,
               a Maryland corporation



               By:  ______________________________

               Its:  ________________________

                                 EXHIBIT G

                  ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                   AND ASSIGNMENT OF INTANGIBLE PROPERTY


     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND ASSIGNMENT OF INTANGIBLE PROPERTY (the "Assignment") is made as of December ___, 1995 between LANDSING PACIFIC FUND, INC., a Maryland corporation ("Assignor") and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee").

     A. Assignor and Assignee have entered into a Purchase and Sale Agreement dated on or about the date hereof (the "Purchase
Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

     B. Pursuant to the Purchase Agreement, Assignor desires to sell, convey and assign, and Assignee desires to purchase, accept and assume, the Contracts and the Intangible Properties.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Assignor hereby sells, conveys and assigns, without recourse or warranty of enforceability, and Assignee hereby purchases, accepts and assumes, all of Assignor's right, title and interest in and to the Contracts and the Intangible Properties.

     2. The mutual indemnities given by Assignor and Assignee pursuant to Section 12 of the Purchase Agreement, together with all of the other Surviving Obligations (as defined in the Purchase
Agreement), are made a part of this Assignment.


     3. In the event of any dispute between Assignor and Assignee arising out of this Agreement, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs at trial, on appeal and on petition for review.

     4. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     7. This Assignment shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment as of the date set forth above.

     ASSIGNOR:           LANDSING PACIFIC FUND, INC.,
                         a Maryland corporation



                         By:  _________________________

                              Its:  ___________________

     ASSIGNEE:           BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation



                         By:  _________________________

                              Its:  ___________________

                                 EXHIBIT H

                    ASSIGNMENT AND ASSUMPTION OF LEASES


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the "Assignment") is made as of December ___, 1995 between LANDSING PACIFIC FUND, INC., a Maryland corporation ("Assignor"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee").

     A. Assignor is the landlord under certain leases executed with respect to the real property and improvements thereon more particularly described in Exhibit A attached hereto (the
"Properties"). The leases are more particularly described in Exhibit B attached hereto (the "Leases").

     B. Assignor and Assignee have entered into a Purchase and Sale Agreement dated on or about the date hereof (the "Purchase
Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

     C. Pursuant to the Purchase Agreement, Assignor desires to assign, and Assignee desires to accept and assume, all of Assignor's right, title and interest in, and obligations arising under, the Leases, subject to the terms and conditions below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases; provided, that, to the extent permitted in the Purchase Agreement, Assignor reserves its right to sue a tenant under a Lease for damages suffered by Assignor as a result of such tenant's failure to have paid any rents to Assignor which were payable prior to the Closing Date so long as any such suit does not seek a termination of such tenant's Lease, and provided, further, that Assignor shall retain all rights and benefits under any indemnities given by any of the tenants under the Leases for the benefit of Assignor to the extent that such indemnities relate to acts or omissions of such tenants that occurred prior to the Closing Date.

     2. The mutual indemnities given by Assignor and Assignee pursuant to Section 12 of the Purchase Agreement, together with all of the other Surviving Obligations (as defined in the Purchase
Agreement), are made a part of this Assignment.

     3. Assignee hereby accepts the assignment made by Assignor in this Assignment and assumes all of the landlord's obligations under the Leases that arise on or after the Closing Date.

     4. In the event of any dispute between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs at trial, on appear and on petition for review.

     5. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     7. This Assignment shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment as of the date set forth above.

     ASSIGNOR:           LANDSING PACIFIC FUND, INC.,
                         a Maryland corporation



                         By:  _________________________

                              Its:  ___________________

     ASSIGNEE:           BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation



                         By:  _________________________

                              Its:  ___________________

                                 EXHIBIT I

                             FIRPTA AFFIDAVIT

                CERTIFICATE OF LANDSING PACIFIC FUND, INC.

                            (FIRPTA Affidavit)


     Section 1445 of the Internal Revenue Code (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferror is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Landsing Pacific Fund, Inc., a Maryland corporation ("Landsing"), the undersigned hereby certifies the following on behalf of Landsing:

     1. Landsing is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2. Landsing's U.S. tax identification number is ________________________;

     3. Landsing's office address is 155 Bovet Road, Suite 101, San Mateo, California 94402; and

     4. Landsing understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Landsing.

Dated as of  December ___, 1995



               By: ______________________

               Its: _____________________

                                   EXHIBIT J

                         CAPITAL IMPROVEMENT SCHEDULE
                             Construction Contracts

                                                            Scheduled      Contract  Amount
Property          Description of Work   Contractor          Completion     Price     Date to Date
301 E. Grand      Roof Repairs          Star Roofing        10/31/95        9,000         0
                  (All Bay Area Props)
342 Allerton      None
410 Allerton      Exterior Paint        Orlando Trujillo    10/31/95       40,000    Tenant Pays
400 Grandview     Waterproofing &       SF Waterproofing &  10/31/95        3,810         0
                  Landscape             Green Carpet
417 Eccles        Skylight Repair       Geltic Glass        10/31/95        4,080         0
Westinghouse      None
Auburn Court      None
Nohr Plaza        None
Bryant St. Annex  None
Bryant St. Quad   Roof Replacement      Superior Roofing    10/31/95      105,000    56,000
Academy Place     None
St. Paul East     Landscape             AJ Snowplowing      10/31/95        7,081        0
St. Paul West     None
Twin Oaks Bus.    ADA & Sidewalk Repair Lies Brothers
                                        Const.              10/15/95       15,410        0
                  Stripping & Seal Coat Action Striping     10/31/95        2,000        0
Twin Oaks Tech.   CMS Int'l TI's        Builder's Inc.      10/10/95       30,000        0
                  ADA & Sidewalk Repair Lies Brothers
                                        Const.              10/15/95       18,692        0
                  Stripping & Seal Coat Action Stripping    10/31/95       10,775        0
                  MACC HVAC Repairs     Air Flow Engineer.  11/30/95        4,000        0
                  MarCom Tec TI's       Lynnco, Millennium, 10/31/95        2,000        0
                                        Diversified

                            EXHIBIT K

                         PROMISSORY NOTE

                         PROMISSORY NOTE



$900,000                                         December ___, 1995


          FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Borrower"), whose address is 270 Lafayette Circle, Lafayette, California 94549, promises to pay to LANDSING PACIFIC FUND, INC., a Maryland corporation ("Holder"), or order, at 155 Bovet Road, Suite 101, San Mateo, California 94402, or at such other place as Holder may from time to time in writing designate, in lawful money of the United States of America, the principal sum of NINE HUNDRED THOUSAND DOLLARS ($900,000) ("Principal Balance"), together with interest thereon, in like money, from the date of this Note until fully repaid as set forth below.

           1. Interest. The outstanding Principal Balance shall bear interest at the rate of nine percent (9%) per annum from the date of this Note until the date or dates such outstanding Principal
Balance is repaid.

           2. Payment of Principal and Interest. From the date hereof to and including the date that is one (1) year after the date hereof (the "Maturity Date"), the Principal Balance and interest thereon shall be due and payable as follows:

                  (a)    Borrower shall make semi-annual payments of
interest owing under this Note, in arrears.   The first interest
payment owing under this Note (for interest that has accrued during the first six months that the Principal Balance is outstanding) shall be made on or before that date that is two hundred ten (210) days after the date of this Note. The second interest payment owing under this Note (for interest that has accrued during the second six months that the Principal Balance is outstanding) shall be made on the Maturity Date.

                  (b) On the Maturity Date, Borrower shall make a final payment which shall include the unpaid portion of the Principal Balance, any interest accrued and unpaid thereon, and any and all other sums due under this Note and the Deed of Trust (as defined in Paragraph 7 below).

           3.     [Intentionally Deleted]

           4. Application of Payments. Each payment received by Holder from Borrower with respect to this Note shall be applied:
First: to the payment of all costs and expenses incurred by Holder in connection with the enforcement of this Note (including, without limitation, all attorneys' fees payable hereunder); Second: to the repayment of any amounts advanced by Holder in accordance with the Deed of Trust; Third: to the payment of any late charges due and payable hereunder; Fourth: to the payment of accrued interest due and payable hereunder; and Fifth, to the reduction of the Principal Balance; or in such other order or proportion as Holder, in Holder's sole discretion, may determine. Payments shall be deemed made when good funds are received by Holder.

                  Borrower understands that this Note is not self-amortizing and that a substantial balloon payment will be due on the Maturity Date.

           5. Prepayment. Borrower may prepay all or any portion of the Principal Balance at any time without premium on at least thirty (30) days prior written notice to Holder.

           6. Maximum Rate of Interest. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or any sums which may at any time be deemed to be interest, shall not exceed the amount which Holder may lawfully collect. In the event the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any interest payment period exceeds the amount which Holder may lawfully collect, all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a reduction of the Principal Balance immediately upon receipt of such sums by Holder, with the same force and effect as though Borrower had specifically designated such excess sums to be so applied to the reduction of the Principal Balance; provided, however, that Holder may, at any time, and from time to time, elect, by notice in writing to Borrower, to waive, reduce or limit the collection of any sums (or refund to Borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums on prepayment of the Principal Balance.

           7. Security. Payment of this Note is secured by that certain Deed of Trust With Assignment of Rents (the "Deed of Trust") dated of even date herewith given by Borrower, as trustor, to First American Title Insurance Company, as trustee, for the benefit of Holder, as beneficiary, that encumbers certain real property and the improvements thereon located in San Leandro, Alameda County, California (the "Property"). All of the agreements, conditions, covenants, provisions and stipulations contained in the Deed of Trust which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

          8. Late Charges. Time is of the essence hereof and if any of the payments of interest on this Note are not paid within ten
(10) days of when due, Borrower shall pay to Holder a late charge payment equal to five percent (5%) of the amount of such installment. Borrower recognizes that a default by Borrower in making the payments agreed to be paid when due will result in Holder' incurring additional expenses including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Holder of the use of the money due, and in frustration to Holder in meeting their other financial commitments, but that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore agrees that a sum equal to $.05 for each $1.00 of each payment that is not paid ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Holder will suffer, that such amount shall be presumed to be the amount of damages sustained by Holder in such case, and that Borrower agrees to pay Holder this sum on demand. Such late charge shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid or to declare a default under this Note or the Deed of Trust.

          9. Interest on Late Payment. If all or any portion of the Principal Balance is not paid in full when due (whether at scheduled maturity, by acceleration or otherwise), then, from the date such portion of the Principal Balance is due until the date such portion is paid in full, such portion shall bear interest at a rate per annum equal to two percent (2%) over the interest rate that would otherwise be payable under this Note. Borrower recognizes that a default by Borrower in making the payments agreed to be paid when due will result in Holder incurring additional expenses including, but not limited to, sending out notices of default and adjusting all accounting, loan and data processing records, in loss to Holder of the use of the money due, and in frustration to Holder in meeting their other financial commitments, but that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore agrees that the increased interest rate as provided herein is a reasonable estimate of the fair average compensation for the loss and damages Holder will suffer, that such amount shall be presumed to be the amount of damages sustained by Holder in such case, and that Borrower agrees to pay Holder this sum on demand. Such increased interest shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid or to declare a default under this Note or the Deed of Trust.

          10. Default. Upon the occurrence of any default under this Note or the Deed of Trust, Holder, at their option and without further notice, demand, or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Deed of Trust (including, but not limited to attorneys' fees and costs as provided in Paragraph 12 below), anything in this Note and the Deed of Trust to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note or the Deed of Trust.

          11. Remedies Cumulative. The remedies of Holder, as provided in this Note and the Deed of Trust, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

          12. Attorneys' Fees. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to defend the priority of the Deed of Trust or to otherwise interpret or enforce any of the terms of this Note or the Deed of Trust, Borrower promises to pay all such attorneys' fees, costs and expenses all as actually incurred by Holder as a result thereof including, without limitation, (a) attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the Bankruptcy Code or any successor thereto, and (b) attorneys' fees, costs and expenses incurred as a result of Holder exercising their rights to cure any default by Borrower under this Note or the Deed of Trust, or as a result of the foreclosure of the Deed of Trust, deed in lieu thereof, or trustee's sale thereunder.

          13.     Waiver of Notice.  Borrower waives diligence, pre-

sentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, except such notices as are provided in the Deed of Trust.

          14. Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

          15. Governing Law. This instrument shall be governed by and construed according to the laws of the State of California.

          16. Construction of Certain Terms. Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Holder" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

          17. Notice. All notices under this Note shall be in writing and shall be deemed delivered upon personal delivery to the authorized representatives of either party or three days after being sent by certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other addresses as may be designated by written notice given hereunder:

                  Borrower:   Bedford Property Investors, Inc.
                              270 Lafayette Circle
                              Lafayette, California 94549


                  Holder:     Landsing Pacific Fund, Inc.
                              155 Bovet Road, Suite 101
                              San Mateo, California 94402

          18. Severability of Provisions. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

          19. Acceleration Upon Transfer. The Deed of Trust provides as follows:

                  "If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary first being had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable."

          20. Time of Essence. Time is of the essence of this Note.

          21. Non-Recourse. This Note is a non-recourse note. In the event of a default by Borrower of any of its obligations hereunder or under the Deed of Trust, Holder's sole remedy shall be to enforce its rights under the Deed of Trust.

          22. Headings. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.

          IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

          BORROWER:      BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation


                         By:  _____________________________

                         Its: _____________________________

                             EXHIBIT L

                        NOHR DEED OF TRUST

RECORDING REQUESTED BY
First American Title Guarantee Company
Order No.
Escrow No.
Loan No.
WHEN RECORDED MAIL TO:

APN
          DEED OF TRUST WITH ASSIGNMENT OF RENTS
(This Deed of Trust contains an acceleration clause)

This DEED OF TRUST, made _______________________, between
____________________________________ herein called TRUSTOR, whose address is ________________________________________

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, herein called TRUSTEE, and ______________________________, herein called BENEFICIARY,

WITNESSETH: That Trustor grants to Trustee in Trust, with Power of Sale, that property in the City of _________________, County of ______________, State of California, described as:

FOR LEGAL DESCRIPTION SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART
HEREOF

If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

Together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits.

For the Purpose of Securing (1) payment of the sum of $ ____ with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof, and (2) the performance of each agreement of Trustor incorporated by reference or contained herein (3) Payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described Trustor expressly makes each and all of the agreements and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A. and it is mutually agreed that each and all of the terms and provisions set forth in subdivision B of the fictitious deed of trust recorded in Orange County August 17, 1964, and in all other counties August 18, 1964, in the book and at the page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county namely:

County            Book        Page
Alameda           1288        556
Alpine            3           130-31
Amador            133         438
Butte             1330        513
Calaveras         188         338
Colusa            323         391
Contra Costa      4684        1
Del Norte         101         549
El Dorado         704         635
Fresno            5052        623
Glenn             469         76
Humboldt          801         83
Imperial          1189        701
Inyo              165         672
Kern              3756        690
Kings             858         713
Lake              437         110
Lassen            192         367
Los Angeles       T-3878      874
Madera            911         136
Marin             1849        122
Mariposa          90          453
Mendocino         667         99
Merced            1660        753
Modoc             191         93
Mono              69          302
Monterey          357         239
Napa              704         742
Nevada            363         94
Orange            7182        18
Placer            1028        379
Plumas            166         1307
Riverside         3778        347
Sacramento        5039        124
San Benito        300         405
San Bernardino    6213        768
San Francisco     A-804       596
San Joaquin       2855        283
San Luis Obispo   1311        137
San Mateo         4778        175
Santa Barbara     2065        881
Santa Clara       6626        664
Santa Cruz        1638        607
Shasta            800         633
San Diego Series 5 Book 1964, Page 149774
Sierra            38          187
Siskiyou          506         762
Solano            1287        621
Sonoma            2067        427
Stanislaus        1970        56
Sutter            655         585
Tehama            457         183
Trinity           108         595
Tulare            2530        108
Tuolume           177         160
Ventura           2607        237
Yolo              769         16
Yuba              398         693

Shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B (identical in all county is, and printed on the reverse side hereof) are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by law.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

Signature of Trustor



STATE OF CALIFORNIA
COUNTY OF

On _______________, before me, ________________, a Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature


----------------------------------------------------------------------
                           DO NOT RECORD

The following is a copy of Subdivisions A and B of the fictitious Deed of Trust recorded in each county in California as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as if set forth at length therein.

          A. To protect the security of this Deed of Trust, Trustor agrees:

          (1) To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit suffer or permit any act upon said property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonable necessary the specific enumerations herein not excluding the general.

          (2) To provide, maintain and deliver to Beneficiary the insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount to collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (3) To appear in a defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

          (4) To pay; at lease ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Trial.

Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may; make or do the same in such manner and to such extent as other may deem necessary to protect to security thereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgement of either appears to be prior or superior hereto; and in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.

          (5) To pay immediately and without demand all sums so expanded by Beneficiary to Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B.        It is mutually agreed:

          (1) That any award of damages in connection with any condemnation for public use of or injury to said property or any part there of is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same affect as above provided for disposition of proceeds of fire or other insurance.

          (2) That by accepting payments of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all other sums so secured or to declare default for failures to pay.

          (3) That at any time or from time to time, without liability therefor and without notice, upon written request if Beneficiary and presentation of this Deed and Said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby. Trustee may: reconvey any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

          (4) That upon written request of beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

          (5) That as additional security, Trustor hereby gives to an d confers upon Beneficiary the right, power and authority, during the continuance of these Trust, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby incurred, enter upon and take possession of said property or any part hereof, in his own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property , which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United State, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement oat such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.
Trustee shall deliver to such purchaser its deed conveying to property so sold, but without any covenant or warranty, express or implied; The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any to the person or persons legally entitle thereto.

          (7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee, named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county of counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title estate rights, powers and duties. Said instrument must contain the name of the original Trustor, Three and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.

          (8) That the Deed applied to, inure to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder, including pledgees of the note secured hereby, whether or not name as Beneficiary herein. In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

          (9) That Trustee accepts the Trust when this Deed, duly executive and acknowledged is made a public record as provided by law. Trustee is not obligated to notify any party hereto pending sale under any other Deed of Trust or any action or preceding in which Trustor, Beneficiary or Trustee shall be party unless brought by Trustee.

                             EXHIBIT M

                       DATEDOWN CERTIFICATE


          This Datedown Certificate is given as of December ___, 1995 by LANDSING PACIFIC FUND, INC., A Maryland corporation ("Seller").

          1.      Seller and Bedford Property Investors, Inc., a
Maryland corporation ("Buyer"), have entered into that certain
Purchase and Sale Agreement dated October ___, 1995  (the "Purchase
Agreement").

          2. In accordance with Section 5.2(a)(x) of the Purchase Agreement, Seller hereby affirms to Buyer that, except for immaterial changes, all of Seller's representations and warranties made in Section 7.1 of the Agreement remain true and correct as of the date of this certificate.

          LANDSING PACIFIC FUND, INC.,
          a Maryland corporation

          By:
          Its:

                             EXHIBIT N

                      CLOSING COST ALLOCATION

     (chart identifies which party is obligated to pay costs)


                  Standard Coverage                    City/County
County/State      Title Insurance*      Escrow Fee     Transfer Taxes

Alameda, CA

[Auburn Court]    Buyer            Buyer          County - Seller
                                                  City - None

[Westinghouse]    Buyer            Buyer          County - Seller
                                                  City - None

[Nohr Plaza]      Seller           Seller         County - Seller
                                                  City - Seller


San Mateo, CA     Buyer            Buyer          County - Seller
                                                  City - None

Denver, CO        Seller           Seller         County - Buyer
                                                  City - None

El Paso, CO       Seller           Seller         County - Seller
                                                  City - None

Ramsey, MN        Buyer            Buyer          County - Seller
                                                  City - None

Washington, OR    Seller           50/50          County - 50/50
                                                  City - None


* Buyer is obligated to pay the additional cost of obtaining an extended coverage title insurance policy and the cost of all endorsements.

                             EXHIBIT O

                 CASUALTY/CONDEMNATION ALLOCATION
                            SCHEDULE 1

                  LIST OF ENVIRONMENTAL ASSESSMENTS

Report    Type of                            Company Completing
Date      Report                             Report

301 East Grand

6/13/95   Phase I Environmental Assessment   SECOR International
12/8/93   Roof Sampling Report               CTL Environmental
                                             Services
6/93      Asbestos Survey                         CTL Environmental
                                             Services
4/9/90    Preliminary Site Assessment        PES Environmental,
                                             Inc.
3/30/90   Building Conditions Assessment     TransWorld
                         Consortium, Inc.
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      Clayton Environmental
11/10/89  Phase I Environmental Assessment   Clayton Environmental

342 Allerton

9/6/95    Abandonment of Well Case Letter    Health Services
                                             Agency
6/13/95   Phase I Environmental Assessment   SECOR International
10/12/94  Underground Storage Tank Case
          Closure                            CTL Environmental
                                             Services
7/26/94   Groundwater Gradient Investigation HLA
12/8/93   Roof Sampling Report               PES Environmental,
                                             Inc.
7/93      Asbestos Survey                    PES Environmental,
                                             Inc.
4/9/93    Preliminary Site Assessment        CTL Environmental
                                             Services
3/30/90   Building Conditions Assessment     Clayton Environmental
                                             Consultants
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      TransWorld
                                             Consortium, Inc.
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants
2/3/90    Environmental Compliance Assessment
          of Dow Corning, U.S.A.             Clayton Environmental
                                             Consultants
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

410 Allerton

9/6/95    Abandonment of Well Case Letter    Health Services
                                             Agency
6/13/95   Phase I Environmental Assessment   SECOR International
5/23/94   Underground Storage Tank Closure   Health Services
                                             Agency
6/93      Asbestos Survey                    PES Environmental,
                                             Inc.
4/9/93    Preliminary Site Assessment        CTL Environmental
                                             Services
3/30/90   Building Conditions Assessment     Environmental
                                             Geosciences
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      TransWorld
                                             Consortium, Inc.
2/3/90    Phase II Environmental Assessment  Clayton Environmental
                                             Consultants
11/30/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

400 Grandview

6/13/95   Phase I Environmental Assessment
          Update                             SECOR International
10/21/94  Ltd. Phase I Environmental
          Site Assessment                    CTL Environmental
                                             Services
12/8/93   Roof Sampling Report               CTL Environmental
                                             Services
8/3/93    Supplementary Letter to Preliminary
          Site Assessment                    PES Environmental,
                                             Inc.
6/93      Asbestos Survey                    CTL Environmental
                                             Services
4/9/93    Preliminary Site Assessment        PES Environmental,
                                             Inc.
3/30/90   Building Conditions Assessment     TransWorld
                                             Consortium, Inc.
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      Clayton Environmental
                                             Consultants
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

417 Eccles

6/14/95   Phase I Environmental Assessment   SECOR Environmental
12/8/93   Roof Sampling Report               CTL Environmental
                                             Services
6/93      Asbestos Survey                    CTL Environmental
                                             Services
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      Clayton Environmental
                                             Consultants
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

Westinghouse

5/19/95   Phase I Environmental Assessment   SECOR International
9/2/94    Review of Preliminary Environmental
          Site Assessment Report             CTL Environmental
                                             Services
8/12/94   Preliminary Phase I Environmental
          Site Assessment Report             GEO Plexus, Inc.
12/8/93   Roof Sampling Report               CTL Environmental
                                             Services
12/93     Asbestos Survey                    CTL Environmental
                                             Services
7/20/93   FINAL - Preliminary Environmental
          Site Assessment                    PES Environmental,
                                             Inc.
12/8/93   DRAFT - Preliminary Environmental
          Site Assessment                    PES Environmental,
                                             Inc.
11/30/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

Auburn Court

5/19/95   Phase I Environmental Assessment   SECOR International
12/8/93   Roof Sampling Report               Environmental
                                             Solutions, Inc.
8/8/93    Addendum #1 for June 1993 Asbestos
          Survey                             CTL Environmental
7/20/93   FINAL - Preliminary Environmental
          Site Assessment                    PES Environmental,
                                             Inc.
7/1/93    DRAFT - Preliminary Environmental
          Site Assessment                    PES Environmental,
                                             Inc.
6/93      Asbestos Survey                    CTL Environmental
2/20/92   Closure Report for Plating Shop
          Facilities Zyng Enterprises        Pace Inc.
4/12/90   Building Conditions Assessment     TransWorld Consortium
2/5/90    Assessment of Suspect Asbestos-
          Containing Building Materials      Clayton Environmental
                                             Consultants
2/3/90    Environmental Compliance Assessment
          of Zyng Enterprises.               Clayton Environmental
                                             Consultants
2/3/90    Environmental Compliance Assessment
          of Dow Corning, U.S.A.             Clayton Environmental
                                             Consultants
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants
7/20/88   Ground Water Monitoring Well
          Installation and Chemical Testing  BSK & Associates
4/9/86    Soil & Ground Water Contamination
          Investigation                      Beta Association

Nohr Plaza

10/6/95   Letter regarding Phase I/II
          Environmental Assessment           Hageman-Agular, Inc.
8/24/95   Proposal and Cost Estimate for
          Supplementary Site Assessment
          Activities                         Alton GeoScience
8/10/95   Draft Technical Report and Ground-
          water Investigation                SECOR International
5/18/95   Phase I Environmental Assessment   SECOR International
5/19/92   Closure Letter                     Alameda County Health
                                             Services

Bryant Street Annex

5/19/95   Phase I Environmental Assessment   SECOR International
8/15/94   Site Assessment Update             Huntingdon
9/3/91    Soil & Ground Water Investigation  Chen Northern, Inc.
8/27/91   Phase I Environmental Assessment
          Update                             Chen Northern, Inc.
6/27/91   Asbestos Survey                    Chen Northern, Inc.
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

Bryant Street Quad

5/19/95 Phase I Environmental Assessment SECOR International 12/11/91 Asbestos Operations & Maintenance
          Plan                               Chen Northern, Inc.
9/3/91    Soil & Ground Water Investigation  Chen Northern, Inc.
8/27/91   Phase I Environmental Assessment
          Update                             Chen Northern, Inc.
6/27/91   Asbestos Survey                    Chen Northern, Inc.

Academy Place

5/19/95   Phase I Environmental Assessment   SECOR International
6/27/91   Asbestos Survey                    Chen Northern, Inc.
4/4/91    Phase I Environmental Assessment   Clayton Environmental
                                             Consultants
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

St. Paul - East

5/22/95   Phase I Environmental Assessment   SECOR International
12/20/91  Updated Environmental Real Estate
          Assessment                         Pace Incorporated
10/90     Environmental Real Estate
          Assessment                         Pace Incorporated

St. Paul - West

5/22/95   Phase I Environmental Assessment   SECOR International
4/4/91    Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

Twin Oaks Business

5/22/95   Phase I Environmental Assessment   SECOR International
5/94      Asbestos Survey Report             PBS Environmental
11/10/89  Phase I Environmental Assessment   Clayton Environmental
                                             Consultants

                            SCHEDULE 2

                 LIST OF PRELIMINARY TITLE REPORTS

         (all preliminary title reports prepared by First
        American Title Insurance Company or its affiliates)


PROPERTY NAME/ADDRESS
PRELIMINARY TITLE REPORT
301 E. Grand
No. 764966 dated April 20, 1995
342 Allerton
No. 764967 dated April 20, 1995
410 Allerton
No. 764969 dated April 20, 1995
400 Grandview
[prelim shows 448]
No. 764968 dated April 20, 1995
417 Eccles
No. 764970 dated April 20, 1995
Westinghouse Dr.
No. 764972-LT dated April 20, 1995
Auburn Court
No. 764974-LT dated April 21, 1995
Nohr Plaza
No. 764973 dated April 20, 1995
Bryant St. Annex
No. 764978 dated May 5, 1995
Bryant St. Quad
No. 764979 dated May 5, 1995
Academy Place
No.764977LT dated May 3, 1995
St. Paul East
No. 764980 dated April 18, 1995
St. Paul West
No. 764981 dated April 15, 1995
Twin Oaks Business
No. 764975 dated May 23, 1995
Twin Oaks Technology
No. 764976LT dated May 24,1995YYY

                            SCHEDULE 3

                          LIST OF SURVEYS

1. 301 East Grand
     ALTA Survey, dated May 7, 1993, prepared by Edward W. Baca

2. 342 Allerton
     ALTA Survey, dated May 7, 1993, prepared by Edward W. Baca

3. 410 Allerton
     ALTA Survey, dated April 23, 1993, prepared by Edward W. Baca

4. Westinghouse
     ALTA Survey, dated March 9, 1983, prepared by Keir & Wright

5. 400 Grandview
     ALTA Survey, dated April 23, 1993, prepared by Edward W Baca

6. 417 Eccles
     ALTA Survey, dated May 9, 1993, prepared by Edward W. Baca

7. Auburn Court
     ALTA Survey, dated March 1986, prepared by Waley & Associates

8. Nohr Plaza
     No Survey

9. Bryant Street Annex
     ALTA/ACSM Survey, dated December 1991, prepared by Kurt O. Linn,
     Inc.

10.  Bryant Street Quad
     ALTA/ACSM Survey, dated December 16, 1991, prepared by Kurt O.
     Linn, Inc.

11.  Twin Oaks Business
     Site Plan, dated September 23, 1983, prepared by Van
     Domelen/Looijenga & Associates.

12.  Twin Oaks Technology
     Site plan, dated May 31, 1983, prepared by Van Domelen/Looijenga
     & Associates

13.  St. Paul East
     Survey and Site Plan dated August 15, 1984, prepared by Carl W. Peterson & Associates, Inc.

14.  St. Paul West
     A. Location and Boundary Map, dated July 9, 1982, prepared by George Schmidt & Associates, Inc.

     B. Grading and Parking Plan, dated August 10, 1981, prepared by Voigt and Fourre, Inc.

15.  Academy Place
     Improvement Survey Plat, dated June 10, 1991, prepared by Wilson
     & Company.

          FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is dated as of November 15, 1995 by and between LANDSING PACIFIC FUND, INC., a Maryland corporation ("Seller"), and BEDFORD PROPERTY
INVESTORS, INC., a Maryland corporation ("Buyer").

                             RECITALS

     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of October 19, 1995 (as amended by this Amendment, the "Purchase Agreement"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain real and personal property as more particularly described therein. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

     B. Seller and Buyer desire to amend the Purchase Agreement as provided for in this Amendment.

                             AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Conditional Waiver of Due Diligence. Subject only to the satisfaction and/or waiver of the New Conditions (as defined in Paragraph 3 below, each of which shall constitute additional Due Diligence Conditions under the Purchase Agreement), Buyer hereby acknowledges that, except for the condition of title to the Real Properties and Improvements (which shall remain subject to Buyer's approval as provided in Section 3 of the Purchase Agreement), all other Due Diligence Conditions are hereby satisfied and/or waived.

     2. Extension of Due Diligence Period. The parties hereby extend the Due Diligence Period until 5:00 pm on November 20, 1995, solely for the purpose of obtaining the satisfaction and/or waiver of the New Conditions as provided in Paragraph 3 below. Except for the condition of title to the Real Properties and Improvements (which shall remain subject to Buyer's approval as provided in Section 3 of the Purchase Agreement), all other Due Diligence Conditions have been deemed satisfied and/or waived pursuant to Paragraph 1 above.

     3. New Conditions. The following conditions, each of which constitutes a Due Diligence Condition under the Purchase Agreement ("New Conditions"), must be satisfied and/or waived in writing by the expiration of the Due Diligence Period, as extended pursuant to Paragraph 2 above (which satisfaction and/or waiver must be evidenced by a writing signed by the party for whose benefit the New Condition exists):

          (a) Letter of Credit. Under the existing Purchase
Agreement, Buyer is to pay Seller at the Closing an amount equal to Forty-Nine Million Eight Hundred Sixty-One Thousand Seven Hundred Eighty Dollars ($49,861,780.00), less the amount of the Earnest Money Deposit, in immediately available U.S. funds (the "Cash Payment"). Buyer has proposed that the Cash Payment be reduced by Three Million Dollars ($3,000,000) and that, in lieu of a payment of $3,000,000 in immediately available U.S. funds, Buyer provide Seller with an Acceptable L/C (as hereafter defined) in the amount of Three Million Dollars ($3,000,000). As used herein, an "Acceptable L/C" means an irrevocable, unconditional letter of credit naming Seller as the beneficiary, containing terms (including draw terms and maturity date) satisfactory to each of Buyer and Seller in their sole and absolute discretion and issued by The Bank of America for the account of Buyer.

          Seller is willing to reduce the Cash Payment by $3,000,000, provided that Seller be provided with one or more Acceptable L/Cs (the exact number of which shall be determined by Seller in its sole and absolute discretion) that collectively total $3,000,000, which Acceptable L/Cs will be applied against the Cash Payment and/or Seller's obligation to fund the Reserve Account, respectively, in a manner acceptable to each of Buyer and Seller in their sole and absolute discretion.

          Seller and Buyer must agree on the manner in which the Cash Payment is restructured by an Acceptable L/C(s) and the manner in which the Acceptable L/C(s) are applied against the Cash Payment and/or Reserve Fund by the expiration of the Due Diligence Period, as extended by Paragraph 2 above.

          (b) Seller shall be satisfied, in its sole and absolute discretion, that the restructuring of the Cash-Payment and/or Reserve Fund obligations as discussed in Paragraph 3(a) above shall not have adverse tax consequences to Seller and/or its shareholders. Notwithstanding anything to the contrary contained in this Amendment, Seller must notify Buyer in writing, on or before 5:00 pm on November 17, 1995, as to whether this New Condition has been satisfied or waived. If Seller fails to so notify Buyer, then this New Condition shall be deemed to have failed and the Purchase Agreement shall terminate as provided in Paragraph 5 below.

          (c) Seller and Buyer have agreed in writing on the list of three acceptable Arbiters, as provided in Section 16.5 of the Purchase Agreement.

     4. Satisfaction of New Conditions. If the New Conditions are satisfied and/or waived by the expiration of the Due Diligence Period, as extended by Paragraph 2 above (which satisfaction and/or waiver must be evidenced by a writing signed by the party for whose benefit the New Condition exists), then (i) Buyer's senior management shall, no later than three (3) business days following the date the New Conditions are satisfied and/or waived, make a written recommendation to Buyer's Board of Directors that they approve the transactions contemplated by the Purchase Agreement, and promptly provide Seller with written notice of such act, and (ii) the November 30, 1995 deadline by which Buyer is to obtain the written approval of its Board of Directors to the transactions contemplated by the Purchase Agreement shall be extended to 5:00 pm on December 4, 1995.

     5. Failure of New Conditions. If the New Conditions are not satisfied and/or waived by the expiration of the Due Diligence Period, as extended by Paragraph 2 above or, with respect to the New Condition described in Paragraph 3(b) above, by the expiration of the time frame set forth in Paragraph 3(b) above (which satisfaction and/or waiver must be evidenced by a writing signed by the party for whose benefit the New Condition exists), then the Purchase Agreement shall terminate and neither party shall have any further obligations to the other except for the Surviving Obligations. Notwithstanding the foregoing sentence, if the Purchase Agreement should terminate because the New Conditions are not satisfied and/or waived as provided in this Paragraph 5, then Seller shall have no obligation to pay the Seller's Termination Fee and Buyer shall have no obligation to pay the Buyer's Termination Fee.

     6. Continuing Enforceability. The parties acknowledge and agree that the Purchase Agreement remains in full force and effect, unchanged except as expressly provided for in this Amendment. This Amendment and the Purchase Agreement shall be read together as one document. In the event of any conflict between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall govern.

     7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original hereof and all of which shall constitute one and the same document.

     9. Further Modification. This Amendment may only be modified pursuant to a written agreement signed by all of the parties hereto.


     10. Entire Agreement. This Amendment and the documents described herein contain the entire agreement between the parties hereto with respect to the matters described herein and supersede all prior agreements, oral or written, between the parties hereto with respect to such matters.

     11. Headings. The headings contained in this Amendment are for convenience only and shall not be deemed part of the text of this Amendment.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


SELLER:   LANDSING PACIFIC FUND, INC.,
          a Maryland corporation

          /s/  Joseph M. Mock
          By:  Joseph M. Mock
          Its: Executive Vice President


BUYER:    BEDFORD PROPERTY INVESTORS, INC.,
          a Maryland corporation


          /s/  Donald A. Lorenz
          By:  Donald A. Lorenz
          Its:  Executive Vice President



Escrow Holder acknowledges and agrees that it has reviewed and shall comply with all provisions of the Purchase Agreement, as amended by this Amendment, that impose obligations on it.


          FIRST AMERICAN TITLE INSURANCE
          COMPANY

          s/s  Liz Treangen
          By:  Liz Treangen
          Its:  Escrow Officer

          SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT, (this "Second Amendment") is dated as of November 21, 1995 by and between LANDSING PACIFIC FUND, INC., a Maryland corporation ("Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation("BUYER").

                             RECITALS

     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of October 19, 1995 (the "Initial Agreement"), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 15, 1995 (the "First Amendment"), a letter agreement dated November 20, 1995 (collectively, the "Purchase Agreement"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain real and personal property as more particularly described therein. Capitalized terms not otherwise defined in this Second Amendment shall have the meanings given to such terms in the Purchase Agreement.

     B. Seller and Buyer desire to amend the Purchase Agreement as provided for in this Second Amendment.

                             AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Letter of Credit for Cash at Closing. Section 2.2 of the Initial Agreement is hereby deleted and replaced by the following:

     "Prior to the Close of Escrow, Forty-Six Million Eight Hundred Sixty-One Thousand Seven Hundred Eighty Dollars ($46,861,780.00), less the amount of the Earnest Money Deposit, in immediately available U.S. funds shall be deposited by Buyer in Escrow, which amount shall be subject to increase or decrease due to the effect of the prorations made in Section 6 below. Buyer shall deposit such funds by federal wire transfer with Escrow Holder in time sufficient, as determined by Escrow Holder, to close the transaction contemplated by this Agreement on the scheduled Closing Date. In addition, Buyer shall, prior to the Close of Escrow, deposit the Letter of Credit (as hereafter defined) in Escrow, to be applied against the Purchase Price at the Closing. Buyer shall procure the Letter of Credit at its sole cost and expense. The "Letter of Credit" shall mean a letter of credit issued by the Bank of America N.T. & S.A. ("BofA") that contains the following terms and conditions:

     (i)  shall be an irrevocable, unconditional letter of credit;

     (i)  shall be in the amount of Three Million Dollars
     ($3,000,000) (the "Principal Amount");

     (iii)  shall name Seller as the beneficiary thereunder;

     (iv) shall provide that it may only be drawn during the period commencing on December 14, 1996 (the "Initial Draw Date") and ending on January 14, 1997 (the "Expiry Date");

     (v)  shall have an expiration date not sooner that the Expiry
     Date;

     (vi) shall provide that it shall be payable upon presentation of the original letter of credit and a written request by the beneficiary or its assignee or successor for payment (in the case of an assignee or successor, such party shall also present the document that evidence that the beneficiary's interest in the original letter of credit has been transferred);

     (vii) shall provide that it may be freely assigned or hypothecated and shall contain such further language and shall be accompanied by such other instruments, notes or documents as Seller or Seller's lender or proposed assignee may reasonably request in order to facilitate Sellers' ability to sell and/or hypothecate the letter of credit (provided that such further language shall be reasonably acceptable to BofA and shall not alter the Principal Amount, the Initial Draw Date or the Expiry
     Date); and

     (viii) shall contain such other provisions or features as may be reasonably required by Seller so that the substitution of the Letter of Credit for a portion of the Cash Payment will not have adverse tax consequences to Seller and/or its shareholders, as determined by Seller in its sole and absolute discretion (provided that such other provisions or features shall be reasonably acceptable to BofA and shall not alter the Principal Amount, the Initial Draw Date or the Expiry Date)."

     2. Removal of Disapproved Matters. Notwithstanding anything to the contrary contained in the fourth sentence of Section 3.1(a) of the Initial Agreement (which begins "Seller shall then have..." and ended"..., any Disapproved Matters"), Seller and Buyer agree that Seller shall have until 5:00 pm on November 28, 1995 to inform whether Seller shall cause to be removed by the Closing, at Seller's sole cost and expense, the Disapproved Matters referred to in a letter date November 15, 1995 from Diana E. Green, on behalf of Buyer, to Joseph
M. Mock, on behalf of Seller.

     3. Amended Closing Procedures. Section 5.2(b) of the Initial Agreement is amended to provide that Buyer shall deliver the Letter of Credit to the Escrow Holder prior to the Closing. Section 5.2(d) of the Initial Agreement is amended to provide that Escrow Holder will deliver the Letter of Credit to Seller on the Closing Date.

     4.  Selection of Arbiters.  Pursuant to Section 16.5 of the
Initial Agreement and Paragraph 3(c) of the First Amendment, Seller and Buyer agree that Edward Stern, Harry Low and Daniel Weinstein are acceptable Arbiters.

     5.  Continuing Enforceability.   The parties acknowledge and
agree that the Purchase Agreement remains in full force and effect, unchanged except as expressly provided for in this Second Amendment. This Second Amendment and the Purchase Agreement shall be read together as on document. In the event of any conflict between the terms of this Second Amendment and the terms of the Purchase Agreement, the terms of this Second Amendment shall govern.

     6. Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     7. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original hereof and all of which shall constitute one and the same document.

     8. Further Modification. This Second Amendment may only be modified pursuant to a written agreement signed by all of the parties hereto.

     9. Entire Agreement. This Second Amendment and the documents described herein contain the entire agreement between the parties hereto with respect to the matters described herein and supersede all prior agreements, oral or written, between the parties hereto with respect to such matters.

     10. Headings. The headings contained in this Second Amendment are for convenience only and shall not be deemed part of the text of this Second Agreement.

     11. Effectiveness. This Second Agreement shall become effective when signed by both Seller and Buyer, regardless of whether Escrow Holder signs this Second Agreement in the space provided below.






     IN WITNESS WHEREOF, the parties have executed this Second
Amendment as of the date first set forth above.


SELLER:   LANDSING PACIFIC FUND, INC.,
          a Maryland corporation

          /s/  Joseph M. Mock
          By:  Joseph M. Mock
          Its: Executive Vice President


BUYER:    BEDFORD PROPERTY INVESTORS, INC.,
          a Maryland corporation


          /s/  Donald A. Lorenz
          By:  Donald A. Lorenz
          Its:  Executive Vice President



Escrow Holder acknowledges and agrees that it has reviewed and shall comply with all provisions of the Purchase Agreement, as amended by this Amendment, that impose obligations on it.


          FIRST AMERICAN TITLE INSURANCE
          COMPANY

          By:
          Its:

          THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT


     THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Third Amendment") is dated as of December 13, 1995 by and between LANDSING PACIFIC FUND, INC., a Maryland corporation ("Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Buyer").

                             RECITALS

     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of October 19, 1995 (the "Initial Agreement"), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 15, 1995, Second Amendment to Purchase and Sale Agreement dated November 21, 1995 (the "Second Amendment") and by letter agreements dated November 17, 1995, November 20, 1995, November 22, 1995, November 28, 1995, December 4, 1995, December 5, 1995 and December 6, 1995, respectively (collectively, the "Purchase Agreement"). Capitalized terms not otherwise defined in this Third Amendment shall have the meanings given to such terms in the Purchase Agreement.

     B. Seller and Buyer desire to amend the Purchase Agreement as provided for in this Third Amendment.

                             AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Adjustment to Purchase Price. The Purchase Price as set forth in Section 2 of the Initial Agreement and as amended by the December 6, 1995 letter agreement is hereby further amended to be Forty-Nine Million Seven Hundred Six Thousand Seven Hundred Eighty Dollars ($49,706,780).

     2. Adjustment to Cash at Closing. The cash payable at the Closing as set forth in Section 2.2 of the Initial Agreement and as amended by the Second Amendment is hereby further amended to be Forty-Six Million Seven Hundred Six Thousand Seven Hundred Eighty Dollars ($46,706,780).

     3. Title Policies. At the Closing, Seller shall cause Escrow Holder to issue to Buyer, and Escrow Holder agrees to issue to Buyer, ALTA owner's title policies in exactly the form of the proforma title policies attached hereto as Exhibit A. Buyer acknowledges that all Open Title Items and all other Due Diligence Conditions have been satisfied.

     4. Form of Letter of Credit. The parties agree that the form of letter of credit attached to this Third Amendment as Exhibit B shall constitute the form of the Letter of Credit contemplated under the Second Amendment.

     5. Continuing Enforceability. The parties acknowledge and agree that the Purchase Agreement remains in full force and effect, unchanged except as expressly provided for in this Third Amendment. This Third Amendment and the Purchase Agreement shall be read together as one document. In the event of any conflict between the terms of this Third Amendment and the terms of the Purchase Agreement, the terms of this Third Amendment shall govern.

     6. Governing Law. This Third Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     7. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall constitute an original hereof and all of which shall constitute one and the same document.

     8. Further Modification. This Third Amendment may only be modified pursuant to a written agreement signed by all of the parties hereto.

     9. Entire Agreement. This Third Amendment and the documents described herein contain the entire agreement between the parties hereto with respect to the matters described herein and supersede all prior agreements, oral or written, between the parties hereto with respect to such matters.

     10. Headings. The headings contained in this Third Amendment are for convenience only and shall not be deemed part of the text of this Third Amendment.

     11. Effectiveness. This Third Amendment shall become effective when signed by both Seller and Buyer, regardless of whether Escrow Holder signs this Third Amendment in the space provided below.

     IN WITNESS WHEREOF, the parties have executed this Third
Amendment as of the date first set forth above.


SELLER:   LANDSING PACIFIC FUND, INC.
          a Maryland corporation

          /s/  Joseph M. Mock
          By:  Joseph M. Mock
          Its: Executive Vice President

Date:     December 14, 1995
BUYER:    BEDFORD PROPERTY INVESTORS, INC.,
          a Maryland corporation


          /s/  Donald A. Lorenz
          By:  Donald A. Lorenz
          Its:  Executive Vice President

Date:     December 13, 1995



Escrow Holder acknowledges and agrees that it has reviewed and shall comply with all provisions of the Purchase Agreement, as amended by this Amendment, that impose obligations on it.


          FIRST AMERICAN TITLE GUARANTY
          COMPANY

          /s/  Liz Treangen
          By:  Liz Treangen
          Its:  SPEO

Date:     December 13, 1995

                             EXHIBIT A
                 Attach list of proforma policies

                 LANDSING PROFORMA TITLE POLICIES


Property Name            Escrow No.     Proforma Policy No.

301 E. Grand
So. San Francisco, CA    764966         SM-411101

342 Allerton
So. San Francisco, CA    763967         SM-411102

410 Allerton
So. San Francisco, CA    764969         SM-411104

400 Grandview
So. San Francisco, CA    764968         SM-411103

417 Eccles
So. San Francisco, CA    764970         SM-411105

Westinghouse Dr.
Fremont, CA              764972         SP501408 Proforma III

Auburn Court
Fremont, CA              764973         SP501409 Proforma III

Bryant St. Annex
Denver, CO               764978         KC00492B95 Proforma

Bryant St. Quad
Denver, CO               764979         KC00491B95 Proforma

St. Paul East
Maplewood, MN            764980         D 101917

St. Paul West
Maplewood, MN            764981         D 101918

Twin Oaks Business
Beaverton, OR            764975         774476

Twin Oaks Tech.
Beaverton, OR            764976         774477

Academy Place
Colorado Springs, CO     764977         FC01362E95 Proforma

                             EXHIBIT B

               [On Bank of America Letterhead/Form]

             IRREVOCABLE DIRECT DRAW LETTER OF CREDIT


December , 1995

Letter of Credit Number

Landsing Pacific Fund, Inc.
155 Bovet Road, Suite 101
San Mateo, CA 94402
Attn:

Ladies and Gentlemen:

At the request and for the account of our customer Bedford Property Investors, Inc., a Maryland corporation ("Bedford"), we (the "Bank") hereby establish in your favor this Irrevocable Direct Draw Letter of
Credit Number                    ("Letter of Credit"). This Letter of
Credit is issued for your benefit pursuant to that certain Purchase and Sale Agreement dated as of November 15, 1995 between you and Bedford, as the same has been amended as of the date of issuance of this Letter of Credit and may hereafter be amended (the "Purchase Agreement"). Subject to the terms and conditions herein, this Letter of Credit authorizes you to draw on us an amount not exceeding U.S. $3,000,000 (the "Stated Amount").

Subject to the other provisions of this Letter of Credit, you or any transferee may obtain the funds available under this Letter of Credit by presentment to us of your sight draft and certification substantially in the form of the Annex A hereto.

Your sight draft and certification presented with this Letter of Credit on any Business Day (as defined herein) on or after December
14, 1996, and at or before        p.m., Pacific Time on January 14,
1997 will be honored by our payment to you or your designee of the draft amount in immediately available funds no later than 11:00 a.m. Pacific Time on the next following Business Day. As used in this Letter of Credit, "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions in are authorized or required by law to close.

If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported demand was not effected in accordance with this Letter of Credit, stating the reasons therefore and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if and to the extent that you are entitled and able to do so.

Drafts honored by us under this Letter of Credit shall be payable from our own funds. Each draft honored by us will reduce the Stated Amount. This Letter of Credit shall expire on January 14, 1997.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500, and to the extent not inconsistent therewith, the laws of the State of California.

Anything to the contrary in Article 45 or 48 of the Uniform Customs and Practices notwithstanding, (i) this Letter of Credit shall remain in full force and effect until it expires in accordance with its terms, and (ii) this Letter of Credit is transferrable any number of times, but only in the amount of the full unutilized balance hereof and not in part. Transfer may be made to any person or entity whom you or any transferee may designate, including without limitation, The Bank of California, N.A. Transfer of the right to draw and the available drawing under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a request designating your successor in the form of Annex B attached hereto. Upon presentation of such request, we shall forthwith effect a transfer of this Letter of Credit to your designated transferee.

Very truly yours,

Bank of America, National Trust
& Savings Association

By:

                              ANNEX A
                          (Payment Draft)


December    , 1995

Bank of America, NT&SA

     Re: Irrevocable Letter of Credit No.

Ladies and Gentlemen:

     We refer to your Letter of Credit Number (the "Letter of
Credit"). Any term which is defined in the Letter of Credit shall have the save meaning when used herein. The undersigned, a duly authorized officer of (the "Beneficiary"), hereby certifies to you that:

     1. The Beneficiary is the beneficiary under the Letter of Credit.

     2.   The Beneficiary hereby makes demand for payment of Dollars
          ($         ).

     3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit. We request that the
          payment hereby demanded be made no later than        p.m.
          Pacific Time on                     ,      . Please wire
          transfer the amount hereby demanded to our account no. (insert wire instructions and account number).


     IN WITNESS WHEREOF, we have executed and delivered this
Certificate as Beneficiary as of the      day of   , 1996.

Very truly yours,

                              ANNEX B
                        (Transfer Request)


December    , 1995

Bank of America, NT&SA

Re:  Irrevocable Letter of Credit No.

Ladies and Gentlemen:

For value received, the undersigned beneficiary (the "Transferor") hereby irrevocably transfers to:

     (Name of Transferee and Address)

(the "Transferee") all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under the Letter of Credit~ in the amount of the full unutilized balance thereof.

By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of the Letter of Credit; including sole rights relating to any past or future amendments thereof, or whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

[The advise of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and to forward it directly to the Transferee with your customary notice of transfer.)

Very truly yours,

Landsing Pacific Fund, Inc.

By:

Acknowledged by:
The Bank of California, N.A.,
as Transferee

By:

Bank of America, NT&SA,
as Issuer

By:

November 15, 1995


Joseph M. Mock
Executive Vice President
Landsing Pacific Fund, Inc.
155 Bovet Road, Suite 101
San Mateo, CA  94402

Re:  Landsing Pacific Fund/Bedford Property Investors

Dear Mr. Mock:

Reference is made to that certain Purchase and Sale Agreement dated October 19, 1995 between the above referenced parties. According to
Section 3.1 of said Agreement, Disapproved Matters of title are to be presented no later than 5:00 p.m. on November 15, 1995.

Please be advised that the ensuing fifty pages encompass all title and survey items that Bedford Property Investors, Inc. considers to be objectionable.

This letter shall in no way affect Bedford's right to make additional objections to title upon receipt of a current or amended survey on any one property.

Sincerely,

/s/ Diana E. Green
Diana E. Green
:deg
ecns.
cc:  Robert S. Stein/Stein & Lubin
     Donald A. Lorenz/BPI
     Michael J. Kennedy/Shearman & Sterling
     Liz Treangen/First American Title

November 17, 1995


Donald A. Lorenz
Executive Vice President
Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, CA  94549

Re:  Purchase and Sale Agreement between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Don:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), as Seller, and Bedford Property Investors, Inc. ("Buyer"), as buyer dated as of October 19, 1995, as amended by a First Amendment to Purchase and Sale Agreement dated November 15, 1995 (the "Amendment", and together with the Purchase and Sale Agreement, the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Purchase Agreement.

Pursuant to Paragraph 3(b) of the Amendment, Seller hereby notifies Buyer that the condition contained in Paragraph 3(b) of the Amendment is hereby deemed satisfied. Although Seller acknowledges that the condition contained in Paragraph 3(b) of the Amendment has been satisfied, the conditions contained in Paragraphs 3(a) and 3(c) of the Amendment have not been satisfied or waived as of the date of this letter.

Please acknowledge your receipt and acceptance of this letter by signing a copy of this letter in the space provided below, returning a copy bearing your signature to me by facsimile and mailing the copy bearing your original signature to me by mail.

Very truly yours,

LANDSING PACIFIC FUND, INC.


/s/ Joseph M. Mock
Joseph M. Mock

cc:  Robert S. Stein
     Leon Y. Tuan
     Michael J. Kennedy

RECEIVED and ACCEPTED:

By:   s/  Donald A. Lorenz
     Donald A. Lorenz
     Executive Vice President

November 20, 1995


Via Facsimile
(510) 283-5697



Robert Pester
Vice President of Acquisitions
Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, CA  94549

Re:  Purchase and Sale Agreement between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Mr. Pester:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), as seller, and Bedford Property Investors, Inc. ("Buyer"), as buyer, dated as of October 19, 1995, as amended by a First Amendment to Purchase and Sale Agreement dated November 15, 1995 (the "First Amendment") and a letter agreement dated November 17, 1995 (collectively, the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Purchase Agreement.

Paragraph 2 of the First Amendment provides that the Due Diligence Period is to be extended until 5:00 pm on November 20, 1995 solely for the purpose of obtaining the satisfaction and/or waiver of the New Conditions as provided in Paragraph 3 of the First Amendment. Seller has waived the condition contained in Paragraph 3(b) of the First Amendment pursuant to the November letter agreement. Seller and Buyer now desire to extend the Due Diligence Period until 5:00 pm on November 21, 1995 solely for the purpose of obtaining the satisfaction and/or waiver of the New Conditions as provided in Paragraphs 3(a) and 3(c) of the First Amendment.

Please indicate Buyer's agreement to extend the Due Diligence Period as provided for in the immediately preceding sentence by signing a copy of this letter in the space provided below, returning a copy bearing your signature to me by facsimile and mailing the copy bearing your original signature to me.

Please call me if you have any questions regarding this matter.

Very truly yours,

/s/ Dean Banks
Dean Banks
Chief Financial Officer

cc:  Joseph M. Mock
     Robert S. Stein
     Leon Y. Tuan
     Douglas Young

AGREED TO:
Bedford Property Investors, Inc.

By:  /s/ Robert Pester
     Robert Pester
     Vice President of Acquisitions

November 22, 1995

Mr. Joseph M. Mock
Executive Vice President
Landsing Pacific Fund, Inc.
155 Bovet Road, Suite 101
San Mateo, CA  94402

Re:  Purchase and Sale Agreement Between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Joe:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), and Bedford Property Investors, Inc. ("Buyer") dated as of October 19, 1995 (the "Purchase Agreement") as amended by a First Amendment to the Purchase Agreement dated November 15, 1995 (the "First Amendment") and a Second Amendment to the Purchase Agreement dated November 21, 1995 (the "Second Amendment"). Capitalized terms not otherwise defined in this letter shall have the meanings given such terms in the Purchase Agreement.

Pursuant to Paragraph 4(i) of the First Amendment, Buyer hereby notifies Seller that Buyer's senior management has made a written recommendation to Buyer's Board of Directors that they a approve the transactions contemplated by the Purchase Agreement. Although Buyer acknowledges that the written recommendation has been made, the condition in Paragraph 4(ii) of the First Amendment requiring written approval of its Board of Directors to the transaction contemplated by the Purchase Agreement has not been satisfied or waived as of the date of this letter.

Pursuant to Paragraph 4.7 of the Purchase Agreement, at lease thirty
(30) days before the anticipated Closing Date, Buyer was to notify Seller in writing of any Contracts that Buyer wishes to assume as of the Closing Date. On November 15, 1995 Buyer orally notified Seller that Buyer does not wish to assume any Contracts as of the Closing Date. Buyer would now like to confirm in writing that Buyer does not wish to assume any Contracts as of the Closing Date.

Please acknowledge your receipt and acceptance of this letter by signing a copy of this letter in the space provided below, returning a copy bearing your signature to me by facsimile and mailing the copy bearing your original signature to me by mail.

Very truly yours,

/s/  Donald A. Lorenz
Donald A. Lorenz
Executive Vice President/Chief Financial Officer

cc:  Michael J. Kennedy
     Robert S. Stein

RECEIVED AND ACCEPTED:

Landsing Pacific Fund, Inc.

By:  /s/  Joseph M. Mock
     Joseph M. Mock
     Executive Vice President

November 28, 1995


Donald A. Lorenz
Executive Vice President
Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, CA  94549

Re:  Purchase and Sale Agreement between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Don:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), as seller and Bedford Property Investors, Inc. ("Buyer"), as buyer, dated October 19, 1995 (the "Initial Agreement"), as amended by a First Amendment to Purchase and Sale Agreement dated November 15, 1995, a Second Amendment to Purchase and Sale Agreement dated November 21, 1995 and by letter agreements dated November 17, 1995, November 20, 1995, and November 22, 1995, respectively (collectively, the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings give to such terms in the Purchase Agreement.

Seller has received a letter form Diana E. Green, on behalf of Buyer, dated November 15, 1995 that identifies the Disapproval Matters. Seller, Buyer and First American Title Guarantee Company ("Escrow Holder") have discussed the Disapproved Matters and have identified, on the attachments to this letter, those Disapproved Matters that (i) Seller will cause to be removed (as that terms identified in Section 3.1(a) of the Initial Agreement), at Seller's sole cost and expense, at the Closing; (ii) Buyer will accept and take subject to at the Closing; and (iii) Seller will not cause to be removed at the Closing (the matters referred to in this clause (iii) being the "Open Title Items").

Seller, Buyer and Escrow Holder acknowledge, however, that (if Buyer has yet to receive surveys for several of the Real Properties, and thus cannot agree as to the condition of title to those Real Properties, and (ii) Escrow Holder has yet to decide which title endorsements it will issue in connection with the ALTA Owner's policies of title insurance for the Real Properties (the items discussed in clauses (i) and (ii) being the "Open Title Items"). If Seller, Buyer and Escrow Holder are unable to resolve the Open Title Items to the satisfaction of each of Seller, Buyer and Escrow Holder, as determined by each of them in their sole and absolute discretion, by the Closing, then the Purchase Agreement shall terminate and neither party shall have any obligations under the Purchase Agreement except for the Surviving Obligations (excluding, however, the obligation to pay the Buyer's Termination Fee or the Seller's Termination Fee, as appropriate). If the Purchase Agreement should terminate as provided in this paragraph, then neither party shall have an obligation to pay the Buyer's Termination Fee or the Seller's Termination Fee, as appropriate.

Buyer shall, pursuant to Section 3.1 (b) of the Initial Agreement, have until 5:00 PM on December 5, 1995 to either terminate the Purchase Agreement or proceed with the Closing notwithstanding the presence of the Open Title Items. If Buyer fails to Notify Seller and Escrow Holder in Writing by 5:00 PM on December 5, 1995 whether is shall terminate the Purchase Agreement or proceed with a Closing, then the Purchase Agreement shall automatically be deemed terminated.

Please call if you have any questions regarding this matter.

Very truly yours,

/s/ Joseph M. Mock
Joseph M. Mock
Executive Vice President

cc:  Robert S. Stein
     Leon Y. Tuan
     Michael J. Kennedy
     Liz Treangen

*This page 2 replaces Page 2 previously sent via facsimile and hand delivered.

Initials  JMM       DAL
          Seller    Buyer

AGREED:

Bedford Property Investors, Inc.

By:  /s/ Donald A. Lorenz
     Donald A. Lorenz
     Executive Vice President

Date:  November 30, 1995

This letter contemplates that Escrow Holder shall, at the Closing, remove and/or endorse over, in form acceptable to Buyer, certain Disapproved Matters identified in this letter when Escrow Holder issues the ALTA Owner's form policy of title insurance for each of the Real Properties. Escrow Holder agrees that it shall remove and/or endorse over, in form acceptable to Buyer, all such Disapproved Matters at the Closing, subject only to the specific terms and conditions set forth in this letter. Escrow Holder acknowledges that Seller and Buyer will continue to work to consummate the transactions contemplated in the Purchase Agreement in reliance on this agreement by Escrow Holder, and that Seller and Buyer are justified in so relying on Escrow Holder's agreement.

First American Title Guaranty Company

By:  /s/ Liz Treangen
     Name:  Liz Treangen
     Title:  Special Projects Officer
     Date:  November 29, 1995

December 4, 1995

Joseph M. Mock
Executive Vice President
Landsing Pacific Fund
155 Bovet Road
San Mateo, CA  94402

Re:  Purchase and Sale Agreement between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Joe:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), as seller and Bedford Property Investors, Inc. ("Buyer"), as buyer, dated as of October 19, 1995 (the "Initial Agreement"), as amended by a First Amendment to Purchase and Sale Agreement dated November 15, 1995, a Second Amendment to Purchase and Sale Agreement dated November 21, 1995 and by letter agreements dated November 17, 1995, November 20, 1995, November 22, 1995, and November 28, 1995, respectively (collectively, the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Purchase Agreement.

In accordance with the Purchase Agreement, Buyer hereby requests from Seller that Buyer has an extension until 5:00 pm December 5, 1995, to obtain the written approval of its Board of Directors to consummate the transactions contemplated by the Purchase Agreement.

Very truly yours,

Donald A. Lorenz
Executive Vice President/Chief Financial Officer

DAL/jw
cc:  Michael J. Kennedy
     Robert S. Stein
     Leon Y. Tuan
     Liz Treangen


RECEIVED AND AGREED
Landsing Pacific Fund, Inc.

By:  /s/ Joseph M. Mock       Date: 12/4/95
     Joseph M. Mock
     Executive Vice President

December 5, 1995

Joseph M. Mock
Executive Vice President
Landsing Pacific Fund
155 Bovet Road
San Mateo, CA  94402

Re:  Purchase and Sale Agreement between
     Landsing Pacific Fund, Inc. and
     Bedford Property Investors, Inc.

Dear Joe:

I am writing to you with regard to the Purchase and Sale Agreement between Landsing Pacific Fund, Inc. ("Seller"), as seller and Bedford Property Investors, Inc. ("Buyer"), as buyer, dated as of October 19, 1995 (the "Initial Agreement"), as amended by a First Amendment to Purchase and Sale Agreement dated November 15, 1995, a Second Amendment to Purchase and Sale Agreement dated November 21, 1995 and by letter agreements dated November 17, 1995, November 20, 1995, November 22, 1995, and November 28, 1995, respectively (collectively, the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Purchase Agreement.

In accordance with Purchase Agreement, Buyer hereby notifies Seller that Buyer has obtained the written approval of its Board of Directors to consummate the transactions contemplated by the Purchase Agreement.

Pursuant to Section 3.1(b) of the Initial Agreement, Buyer hereby notifies Seller that Buyer is willing to proceed with the closing subject to resolution of the Open Title Items to Buyer's satisfaction by the Closing Date.

Very truly yours,

/s/  Donald A. Lorenz
Donald A. Lorenz
Executive Vice President/Chief Financial Officer

DAL/jw

cc:  Michael J. Kennedy
     Robert S. Stein
     Leon Y. Tuan
     Liz Treangen


RECEIVED AND AGREED
Landsing Pacific Fund, Inc.

By:  /s/  Joseph M. Mock      Date Dec. 5, 1995
     Joseph M. Mock
     Executive Vice President

December 6, 1995

Mr. Donald A. Lorenz
Bedford Property Investors, Inc. ("Buyer")
270 Lafayette Circle
Lafayette, CA  94549

Ms. Liz Treangen
First American Title Guaranty Company ("Escrow Holder")
1850 Mt. Diablo Blvd.
Walnut Creek, CA  94596

Re:  Nohr Plaza - Escrow #764974

Dear Don and Liz:

Pursuant to Section 1.2 of the Purchase and Sale Agreement dated October 19, 1995 ("Agreement"), this letter will serve as written notice that Nohr Plaza is hereby removed as one of the properties being sold to Buyer. The Purchase Price as set forth in Section 2 of the Agreement is changed to $49,861,780.00. Buyer shall have no obligation to deliver at Closing the promissory note and deed of trust described in Section 2.3 of the Agreement.

Kindly acknowledge receipt of this letter by signing and returning to me via facsimile a copy of this letter.

Sincerely,

/s/  Joseph M. Mock
Joseph M. Mock
Executive Vice President

Receipt is hereby acknowledged:

By:  /s/  Donald A. Lorenz         By:  /s/  Liz Treangen
     Donald A. Lorenz              Liz Treangen

12/6/95

cc:  Robert Stein
     Michael Kennedy

                         EXHIBIT 99.1


CONTACT:                                      FOR IMMEDIATE RELEASE
Peter B. Bedford                                  December 14, 1995
Chairman of the Board and
Chief Executive Officer

Donald A. Lorenz
Executive Vice President and
Chief Financial Officer

Telephone: (510) 283-8910


                 BEDFORD PROPERTY INVESTORS, INC.
                     ANNOUNCES ACQUISITION OF
            PROPERTIES FROM LANDSING PACIFIC FUND, INC.


     LAFAYETTE, CA -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of the remaining real estate assets of Landsing Pacific Fund, Inc. (AMEX:LPF), a real estate investment trust based in San Mateo, California.

     Bedford acquired fourteen properties totaling 1,037,000 rentable square feet for approximately $50 million. The properties are approximately 90% occupied and are located in St. Paul, MN; Denver and Colorado Springs, CO; South San Francisco and Fremont, CA; and Portland, OR.

     "This transaction represents a positive step forward toward our goal of becoming one of the preeminent REITS in the western United States," said Peter B. Bedford, Chairman and Chief Executive Officer. "In conjunction with real estate acquisitions previously announced, the Company has acquired over $80 million of real estate in the past four months, thus doubling both its rentable square footage and total rental revenues."

     Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED."


                                ***